UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

VISTEON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	WEDNESDAY, MAY 14, 2008
TIME:	11:00 AM EASTERN DAYLIGHT TIME
LOCATION:	HOTEL DU PONT
11th & MARKET STREETS
WILMINGTON, DELAWARE USA

To Visteon Stockholders,

We invite you to attend our 2008 Annual Meeting of Stockholders at the Hotel du Pont. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Elect eight directors to the Board of Directors. The Board has nominated for re-election William H. Gray, III, Steven K. Hamp, Patricia L. Higgins, Michael F. Johnston, Karl J. Krapek, Alex J. Mandl, Richard J. Taggart and James D. Thornton, all current directors.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2008. PricewaterhouseCoopers LLP served in this same capacity in fiscal year 2007.

3.	Approve amendments to the Company’s 2004 Incentive Plan.

4.	If presented, consideration of a stockholder proposal regarding special meetings.

You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that your shares will be represented and voted at the meeting in accordance with your instructions. Instructions on how to vote by proxy are contained in the Proxy Statement and in the Notice of Internet Availability of Proxy Materials. Only stockholders of record at the close of business on March 24, 2008 will be entitled to vote at the meeting or any adjournment thereof.

By order of the Board of Directors

Heidi A. Sepanik
Secretary

Van Buren Township, Michigan
March 31, 2008

VISTEON CORPORATION
One Village Center Drive
Van Buren Township, Michigan 48111

PROXY STATEMENT

March 31, 2008

INTRODUCTION

The Board of Directors of Visteon Corporation (“Visteon,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to encourage your participation in the voting at the Annual Meeting of Stockholders. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy. As shown in the Notice of Annual Meeting, the Annual Meeting will be held on Wednesday, May 14, 2008, at the Hotel du Pont in Wilmington, Delaware. Directions to the Hotel du Pont can be found in Appendix C.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 14, 2008

Our Notice of Annual Meeting and Proxy Statement, Annual Report to Stockholders, electronic proxy card and other annual meeting materials are available on the Internet at www.proxyvote.com, together with any amendments to any of these materials that are required to be furnished to stockholders. The Securities and Exchange Commission, or SEC, recently adopted rules that allow us to change the way we make our proxy statement and other annual meeting materials available to you. The rules require that we mail a notice to our stockholders advising that our proxy statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We have elected to utilize this new process for the 2008 Annual Meeting. We intend to begin mailing the required notice, called Notice of Internet Availability of Proxy Materials, to stockholders on or about March 31, 2008. At that time, we will also begin mailing paper copies of our proxy materials to stockholders who requested them in advance. If you receive a Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice. These new rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online and reducing costs associated with printing and postage.

The Notice of Internet Availability of Proxy Materials contains important information, including instructions on how to access and review the proxy materials online and how to vote your shares over the Internet or by telephone.

VOTING

How to Vote Your Shares

If you are a registered stockholder, you can vote at the meeting any shares that were registered in your name as the stockholder of record as of the record date. If your shares are held in “street name” through a broker, bank or other nominee, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your street-name shares at the Annual Meeting, you should request a legal proxy from your broker, bank or holder of record and bring it with you to the meeting.

Whether or not you plan to attend the meeting, we strongly encourage you to vote by proxy prior to the meeting. You may vote your shares prior to the meeting by following the instructions provided on the Notice of Internet Availability of Proxy Materials, this proxy statement and the voter website, www.proxyvote.com. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

If you are a registered stockholder, there are three ways to vote your shares before the meeting:

•	By Internet (www.proxyvote.com): Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on May 13, 2008. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•	By telephone (1-800-690-6903): Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on May 13, 2008. Have your Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions you receive from the telephone voting site.

•	By mail: If you requested a paper copy of the proxy materials, mark, sign and date the proxy card enclosed with those materials and return it in the postage-paid envelope we have provided. To be valid, proxy cards must be received before the start of the Annual Meeting. Proxy cards should be returned to Visteon Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If your shares are held in street name, your broker, bank or other holder of record may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the materials included a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your shares.

You should provide voting instructions for all proposals appearing on the proxy/voting instruction card. The persons named as proxies on the proxy card will vote your shares according to your instructions. However, if you do not provide voting instructions with your proxy, then the designated proxies will vote your shares for the election of the nominated directors, for the ratification of the Company’s independent registered public accounting firm, for the approval of the amendments to the 2004 Incentive Plan and against the shareholder proposal. If any nominee for election to the Board is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment.

How to Revoke Your Proxy

If you are a registered stockholder, you can revoke your proxy and change your vote at any time prior to the Annual Meeting by:

•	Notifying our Corporate Secretary in writing at One Village Center Drive, Van Buren Township, Michigan 48111 (the notification must be received by the close of business on May 13, 2008);

•	Voting again by Internet or telephone prior to 11:59 p.m. EDT on May 13, 2008 (only the latest vote you submit will be counted); or

•	Submitting a new properly signed and dated paper proxy card with a later date (your proxy card must be received before the start of the Annual Meeting).

If your shares are held in street name, you should contact your broker, bank or other holder of record about revoking your voting instructions and changing your vote prior to the meeting.

If you are eligible to vote at the Annual Meeting, you also can revoke your proxy or voting instructions and change your vote at the Annual Meeting by submitting a written ballot before the polls close.

Stockholders Entitled to Vote and Ownership

You are entitled to one vote at the Annual Meeting for each share of the Company’s common stock that you owned of record at the close of business on March 24, 2008. As of March 17, 2008, the Company had issued and outstanding 130,050,038 shares of common stock. Information regarding the holdings of the Company’s stock by directors, executive officers and certain other beneficial owners can be found beginning on page 9.

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for review by any stockholder, for any purpose related to the meeting, between 9:00 a.m. and 5:00 p.m. at the principal offices of the

Company, located at One Village Center Drive, Van Buren Township, Michigan 48111, for ten days before the meeting.

Required Vote to Approve the Proposals

The Company’s By-Laws require that a majority of the Company’s common stock be represented at the Annual Meeting, whether in person or by proxy, for the quorum that is needed to transact any business.

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked to withhold authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Other Proposals.  For each proposal other than the election of directors, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in street name through a broker or other nominee and you do not give voting instructions at least ten days before the meeting to your broker or other nominee, then your broker or other nominee may exercise voting discretion only with respect to matters considered to be “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of the independent registered public accounting firm. On non-routine matters, such as amending the incentive plan and the shareholder proposal, the brokers or other nominees cannot vote your shares absent voting instructions from the beneficial holder, resulting in so-called “broker non-votes.” Broker non-votes are not deemed to be votes cast, and as a result have no effect on the outcome of any matters presented, but will be counted in determining whether there is a quorum.

Where to Find Voting Results

The Company will publish the voting results in its quarterly report on Form 10-Q for the second quarter of 2008, which we plan to file with the Securities and Exchange Commission on or prior to August 11, 2008. You will also find the results in the investor information section of the Company’s website (www.visteon.com/investors).

Cost of Solicitation

The Company will pay for soliciting these proxies. The Company’s directors, officers and employees may solicit proxies in person or by telephone, mail, email, telecopy or letter. The Company has also retained Georgeson Inc. to assist it in distributing proxy solicitation materials and soliciting proxies at a cost of approximately $10,000, plus reasonable out-of-pocket expenses. The Company will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners.

ITEM 1. ELECTION OF DIRECTORS

The first proposal on the agenda for the Annual Meeting will be electing eight directors to hold office until the Annual Meeting of Stockholders to be held in 2009. We expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board. The nominees receiving the greatest number of votes cast will be elected. All of the nominees are current directors who have been elected by stockholders at previous annual meetings, other than Mr. Hamp, who was recommended to the Corporate Governance and Nominating Committee as a director candidate by the non-management directors and our Chairman and CEO, Mr. Mandl, who was recommended to the Corporate Governance and Nominating Committee as a director candidate by the non-management directors, and Mr. Taggart, who was recommended to the Corporate Governance and Nominating Committee as a director candidate by an outside director recruitment firm.

The Board of Directors Recommends that You Vote FOR the Election of William H. Gray, III, Steven K. Hamp, Patricia L. Higgins, Michael F. Johnston, Karl J. Krapek, Alex J. Mandl, Richard J. Taggart and James D. Thornton as Directors.

Nominees for Directors

William H. Gray, III is 66 years old, and he has been a director of the Company since June 2000. Mr. Gray has been Chairman of the Amani Group, a consulting and advisory firm, since August 2004. Prior to that he was President and Chief Executive Officer of the United Negro College Fund from September 1991 to March 2004. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991, and at various times during his tenure, served as Budget Committee Chair and House Majority Whip. He also serves as a director of Dell Inc., J.P. Morgan Chase & Co., Pfizer, Inc., and Prudential Financial, Inc.

Steven K. Hamp is 59 years old, and he has been a director of the Company since March 2008. Mr. Hamp has been the principal of Hamp Advisors LLC, a strategy consulting firm, since March 2007, and prior to that, he was the Vice President and Chief of Staff of Ford Motor Company, a global automotive vehicle manufacturer, a position he held from November 2005 to October 2006. Before joining Ford, Mr. Hamp served as the President of The Henry Ford, a non-profit organization sponsoring historic exhibits. Mr. Hamp previously served as a Director of the Company from January 2001 to November 2005.

Patricia L. Higgins is 58 years old, and she has been a director of the Company since September 2004. Ms. Higgins is the former President and CEO of Switch and Data, a leading neutral interconnection and collocation provider, a position she held from September 2000 to February 2004. Prior to that, she was Chairman and CEO of The Research Board, a business unit of the Gartner Group, for which she also served as an Executive Vice President since January 1999. Ms. Higgins also serves on the board of directors of Barnes and Noble, Inc., Internap Network Services Corporation, and the Travelers Companies.

Michael F. Johnston is 60 years old, and he has been Chairman of the Board and Chief Executive Officer of Visteon since June 2005, and a member of the Board of Directors since May 2002. Prior to that, he was Chief Executive Officer and President since July 2004, and President and Chief Operating Officer since joining the Company in September 2000. Mr. Johnston is also a director of Flowserve Corporation and Whirlpool Corporation.

Karl J. Krapek is 59 years old, and he has been a director of the Company since February 2003. Mr. Krapek is the former President and Chief Operating Officer of United Technologies Corporation, a global supplier of aerospace and building systems products, a position he held from April 1999 to January 2002. Prior to that he served as President of United Technologies’ Pratt and Whitney division since 1992. Mr. Krapek also serves as a director of Alcatel-Lucent, Prudential Financial, Inc. and The Connecticut Bank and Trust Company.

Alex J. Mandl is 64 years old, and he has been the Chairman of Gemalto N.V., a global provider of digital security solutions, since December 2007. Prior to that he was the Executive Chairman of Gemalto since June 2006. Mr. Mandl has also served as the President and Chief Executive Officer and a member of the Board of Directors of Gemplus International S.A., a provider of secure card solutions, positions he held since August 2002. He has served as Principal of ASM Investments, a company focusing on early stage funding in the technology sector, since April 2001. Mr. Mandl is also a director of Dell, Inc., Hewitt Associates, Inc., and Horizon Lines.

Richard J. Taggart is 65 years old and he has been a director of the Company since December 2006. Mr. Taggart is the former Executive Vice President and Chief Financial Officer of Weyerhaeuser Company, a forest products company, a position he held from April 2003 to June 2007. Prior to that, Mr. Taggart served as Weyerhaeuser’s Vice President, Finance since October 2001. He also serves as a director of 3TIER Inc., a private energy assessment and forecasting company.

James D. Thornton is 59 years old, and he has been a director of the Company since September 2004. Mr. Thornton is the former Senior Executive Vice President and Director of Diversity, Recruitment and People Services for MBNA America Bank, N.A., a credit card lending company. Prior to that, he held various leadership positions including Director of Quality Assurance and Director of Sports Marketing, Regional Director — Mid-Atlantic Region for MBNA America Bank. Mr. Thornton is also chairman of the board of trustees of Talladega College.

Continuing Directors Whose Terms Expire in 2009

Charles L. Schaffer is 62 years old, and he has been a director of the Company since January 2001. Mr. Schaffer is the former Chief Operating Officer of United Parcel Service, Inc., a global provider of package delivery services.

Donald J. Stebbins is 50 years old and has been Visteon’s President and Chief Operating Officer since joining the Company in May 2005, and a member of the Board of Directors since December 2006. Before joining Visteon, Mr. Stebbins served as President and Chief Operating Officer of operations in Europe, Asia and Africa for Lear Corporation, an automotive supplier, since August 2004 and prior to that he was President and Chief Operating Officer of Lear’s operations in the Americas since September 2001. Mr. Stebbins also serves as a director of WABCO Holdings Inc.

Kenneth B. Woodrow is 63 years old, and he has been a director of the Company since October 2004. Mr. Woodrow is the former Vice Chairman of Target Corporation, a retail sales company, a position he held from 1999 until his retirement in December 2000. Prior to that, he was the President of Target Stores since 1994. Mr. Woodrow is also a director of Delta Air Lines, Inc. and E-Z Gard Industries, Inc.

CORPORATE GOVERNANCE

Meetings

During 2007, the Board of Directors held nine regularly scheduled and special meetings. Under the Company’s Corporate Governance Guidelines, directors are expected to attend all scheduled Board and committee meetings as well as the Company’s Annual Meeting of Stockholders. No director attended less than 75% of the aggregate number of meetings of the Board and Board committees on which he or she served during 2007. All directors attended the 2007 Annual Meeting of Stockholders.

Pursuant to the Corporate Governance Guidelines, the non-employee directors meet without management at the end of every regularly scheduled Board meeting, and the independent directors meet without management at least once per year. The presiding director at these meetings is the most tenured independent director in attendance.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board, and each member of the Audit, Organization and Compensation, and Corporate Governance and Nominating committees, must meet the independence criteria of the listing standards of the New York Stock Exchange and other applicable law. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company. To assist it in determining director independence, the Board of Directors has adopted the Visteon Director Independence Guidelines, which are set forth as Exhibit A to this Proxy Statement. The Visteon Director Independence Guidelines contain categorical standards of independence which conform to, or are more exacting than, the independence definitions in the New York Stock Exchange listing standards. In addition to applying its guidelines, the Board will consider all relevant facts and circumstances that it is aware of in making an independence determination.

The Board undertook its annual review of director independence in March 2008, and, based on the listing standards of the New York Stock Exchange and the Visteon Director Independence Guidelines, the Board has affirmatively determined that all but one of the non-employee directors, namely Ms. Higgins and Messrs. Gray, Krapek, Mandl, Schaffer, Taggart, Thornton and Woodrow, are independent. None of these non-employee directors had any relationship with the Company (other than as a director or stockholder). Messrs. Johnston and Stebbins, are not independent due to their employment as senior executives of the Company. Mr. Hamp is also not independent because his brother-in-law is an executive officer of a significant customer of the Company.

Committees

The Board has established five standing committees. The principal functions of each committee are briefly described on the following pages.

Audit Committee

The Board has a standing Audit Committee, currently consisting of Charles L. Schaffer (Chair), Karl J. Krapek, Alex J. Mandl, Richard J. Taggart and Kenneth B. Woodrow, all of whom are considered independent under the New York Stock Exchange listing standards, the rules and regulations of the Securities and Exchange Commission and the Visteon Director Independence Guidelines. The Board has determined that each of the current members of the Audit Committee is qualified as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission, and has “accounting and related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange. During 2007, the Audit Committee held eleven regularly scheduled and special meetings. The duties of the Audit Committee are generally:

•	to appoint and evaluate the independent auditor;

•	to approve all audit and non-audit engagement fees and terms;

•	to review the activities and the reports of the Company’s independent auditors;

•	to review internal controls, accounting practices, financial structure and financial reporting, including the results of the annual audit and review of interim financial statements;

•	to review and monitor compliance procedures; and

•	to report the results of its review to the Board.

The charter of the Audit Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors. The Audit Committee Report can be found beginning on page 39.

Organization and Compensation Committee

The Board also has a standing Organization and Compensation Committee, consisting of Karl J. Krapek (Chair), William H. Gray, III, Patricia L. Higgins, Charles L. Schaffer and James D. Thornton, all of whom are considered independent under the New York Stock Exchange listing standards and the Visteon Director Independence Guidelines. During 2007, the Organization and Compensation Committee held seven regularly scheduled and special meetings and took action by written consent two times in lieu of additional meetings.

The Organization and Compensation Committee oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. Other duties of the Organization and Compensation Committee are generally:

•	to review and approve corporate goals and objectives relative to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance and set the Chief Executive Officer’s compensation level based on this evaluation;

•	to review and approve executive compensation and incentive plans;

•	to approve the payment of cash performance bonuses and the granting of stock based awards to the Company’s employees, including officers; and

•	to review and recommend management development and succession planning.

The Chairman and Chief Executive Officer of the Company, with the consultation of the Senior Vice President, Human Resources, provides recommendations to the committee on the amount and forms of executive compensation, and assists in the preparation of committee meeting agendas. Pursuant to the Company’s 2004 Incentive Plan, the committee may delegate its power and duties under such plan to a committee consisting of two or more officers of the Company except in respect of individuals subject to the reporting or liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended. The committee has authorized the Senior Vice President, Human Resources, together with the Vice President and Treasurer, to approve awards of up to 50,000 stock options and/or stock appreciation rights (subject to an annual limit of 500,000 stock options and/or stock appreciation rights) and up to 25,000 shares of restricted stock and/or restricted stock units (subject to an annual limit of 250,000 shares of restricted stock and/or restricted stock units) to individuals the Company desires to hire or retain, except any individual who is or upon commencing employment will be subject to the liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

Further, the committee has the authority to retain, approve the fees and other terms of, and terminate any compensation consultant, outside counsel or other advisors to assist the committee in fulfilling its duties. For additional information regarding the roles and processes involved in the consideration and determination of executive compensation, including the role of compensation consultants, see “Compensation Discussion and Analysis.” The charter of the Organization and Compensation Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors. The Compensation Committee Report can be found beginning on page 11.

Corporate Governance and Nominating Committee

The Board also has a standing Corporate Governance and Nominating Committee, consisting of William H. Gray, III (Chair), Karl J. Krapek, James D. Thornton and Kenneth B. Woodrow, all of whom are considered independent under the New York Stock Exchange listing standards and the Visteon Director Independence Guidelines. During 2007, the Corporate Governance and Nominating Committee held four regularly scheduled meetings. The duties of the Corporate Governance and Nominating Committee are generally:

•	to develop corporate governance principles and monitor compliance therewith;

•	to review the performance of the Board as a whole;

•	to review and recommend to the Board compensation for outside directors;

•	to develop criteria for Board membership; and

•	to identify, review and recommend director candidates (see “Director Nomination Process,” below).

The charter of the Corporate Governance and Nominating Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors.

Corporate Responsibility Committee

The Board has a standing Corporate Responsibility Committee, consisting of James D. Thornton (Chair), Steven K. Hamp and Patricia L. Higgins. During 2007, the Corporate Responsibility Committee held four regularly scheduled meetings. The duties of the Corporate Responsibility Committee are generally:

•	to review and monitor the worldwide performance of the Company as it affects the environment, employees, communities and customers; and

•	to develop recommendations to management to assist it in formulating and adopting policies, programs, practices and strategies concerning corporate citizenship and public policy matters.

The charter of the Corporate Responsibility Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors.

Finance Committee

The Board has a standing Finance Committee, consisting of Patricia L. Higgins (Chair), Steven K. Hamp, Alex J. Mandl, Richard J. Taggart and Kenneth B. Woodrow. During 2007, the Finance Committee held four regularly scheduled meetings. The duties of the Finance Committee generally are:

•	to review and make recommendations to the Board regarding the Company’s cash flow, capital expenditures and financing requirements;

•	to review the Company’s policies with respect to financial risk assessment and management including investment strategies and guidelines;

•	to review and make recommendations on mergers, acquisitions and other major financial transactions requiring Board approval; and

•	to consider and recommend to the Board stock sales, repurchases or splits, as appropriate, and any changes in dividend policy.

The charter of the Finance Committee, as well as any future revisions to such charter, is available on the Company’s website at www.visteon.com/investors.

Director Nomination Process

The Corporate Governance and Nominating Committee assesses all director candidates, whether submitted by management or a stockholder, and recommends nominees for election to the Board. Recommendations for election are based upon the nominee’s intelligence, judgment, foresight, personal character, experience and achievements, and diversity of background and expertise as compared to the present make-up of the Board. The Corporate Governance and Nominating Committee has the authority to retain consultants to assist with director recruitment. During 2007, the Corporate Governance and Nominating Committee retained, at the expense of the Company, a search firm to assist with identifying and assessing potential director candidates.

Each year, the Corporate Governance and Nominating Committee reviews all eligible director candidates, including incumbents. The committee then decides, based upon the pool of eligible candidates and the number of vacancies to be filled, whom to recommend to the Board to be nominated for election that year. The full Board reviews the committee’s recommendations and approves the individuals to stand for election. This is the process that was used to identify and evaluate the current nominees standing for election that appear in this proxy statement.

The Corporate Governance and Nominating Committee welcomes stockholder recommendations of director candidates. Stockholders may suggest candidates for the consideration of the committee by submitting their suggestions in writing to the Company’s Secretary, including the agreement of the nominee to serve as a director. In addition, the Company’s By-Laws contain a procedure for the direct nomination of director candidates by stockholders (see page 47), and any such nomination will also be automatically submitted to the Corporate Governance and Nominating Committee for consideration. No individuals were proposed as director candidates for this Annual Meeting by any stockholder.

Communications with the Board of Directors

Stockholders and other persons interested in communicating directly with a committee chairperson or with the non-management directors as a group may do so as described on the Company’s website (www.visteon.com/investors), or by writing to the chairperson or non-management directors c/o of the Company Secretary, One Village Center Drive, Van Buren Township, Michigan 48111.

STOCK OWNERSHIP

The following contains information regarding the stock ownership of the nominees for election as directors, the directors continuing in office, the Company’s executive officers and beneficial owners of more than five percent of the Company’s voting securities.

Ownership of the Company’s common stock is shown in terms of “beneficial ownership.” A person generally “beneficially owns” shares if he or she has either the right to vote those shares or dispose of them, and more than one person may be considered to beneficially own the same shares.

In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her. The percentages shown in this proxy statement compare the person’s beneficially owned shares with the total number of shares of the Company’s common stock outstanding on March 5, 2008 (130,050,038 shares).

Nominees, Continuing Directors and Executive Officers

The following table contains stockholding information for the nominees for election as directors, the directors continuing in office and the Company’s executive officers, as well as stock units credited to their accounts under various compensation and benefit plans as of March 5, 2008. No shares have been pledged as collateral for loans or other obligations by any director or executive officer listed below.

	Common Stock
	Beneficially Owned
		Percent of		Stock
Name	Number(1)	Outstanding		Units(2)(3)

William H. Gray, III	3,259		*	37,412
Steven K. Hamp	0		*	33,398
Patricia L. Higgins	0		*	26,753
Michael F. Johnston	1,888,998	1.4		1,643,187
Karl J. Krapek	0		*	89,850
Alex J. Mandl	25,000		*	0
Charles L. Schaffer	0		*	111,319
Donald J. Stebbins	436,922		*	816,873
Richard J. Taggart	0		*	8,750
James D. Thornton	1,000		*	26,753
Kenneth B. Woodrow	15,000		*	65,715
William G. Quigley III	118,099		*	335,133
John Donofrio	132,362		*	215,665
Joel Coque	48,148		*	42,460
John F. Kill	244,528		*	54,209
All Directors and Executive Officers as a Group (21 Persons)	3,251,633	2.5		4,247,525

*	Less than 1%.

(1)	Includes shares of common stock which the following executive officers had a right to acquire ownership of pursuant to options granted by the Company exercisable on or within 60 days after March 5, 2008: Mr. Johnston (1,606,426 shares); Mr. Stebbins (386,922 shares); Mr. Quigley (98,099 shares) Mr. Donofrio (107,362 shares); Mr. Coque (48,148 shares); and Mr. Kill (224,002 shares).

(2)	For non-employee directors, the amounts shown include stock units credited under the Deferred Compensation Plan for Non-Employee Directors and the Non-Employee Director Stock Unit Plan, and are payable following termination of Board service in cash or shares of stock at the election of the Company.

(3)	For executive officers the amounts shown include Visteon stock units credited under the Visteon Deferred Compensation Plan, which are payable in cash following termination of employment, and restricted stock units awarded under the 2004 Incentive Plan, which vest after one to three years from award and will be settled in cash (or, in certain circumstances, stock at the election of the Company).

Other Beneficial Owners

The Company believes that the following table is an accurate representation of beneficial owners of more than 5% of any class of the Company’s voting securities as of March 5, 2008. The table is based upon reports on Schedules 13G and 13D and Forms 4 filed with the Securities and Exchange Commission or other information believed to be reliable.

	Name and Address	Amount and Nature	Percent of
Title of Class	of Beneficial Owner	of Ownership	Class

Common Stock	Pardus Capital Management L.P. 590 Madison Ave, Suite 25E New York, NY 10022	30,100,000 shares held with sole voting power and 30,100,000 shares held with sole dispositive power	23.4%
Common Stock	Donald Smith & Co., Inc. 152 West 57th Street New York, NY 10019	11,786,000 shares held with sole voting power and 12,976,800 with sole dispositive power	10.0%
Common Stock	FMR LLC 82 Devonshire Street Boston, MA 02109	117 shares held with sole voting power and 8,629,217 held with sole dispositive power	6.649%
Common Stock	Brandes Investment Partners, L.P. Brandes Investment Partners, Inc. Brandes Worldwide Holdings, L.P. Charles H. Brandes Glenn R. Carlson Jeffrey A. Busby 11988 El Camino Real, Suite 500 San Diego, CA 92130	6,111,322 shares held with shared voting power and 7,644,936 shares held with shared dispositive power	5.89%
Common Stock	Ronald Gutfleish Elm Ridge Capital Management, LLC 3 West Main Street, 3rd Floor Irvington, NY 10533	7,508,251 shares held with shared voting power and 7,508,251 shares held with shared dispositive power	5.8%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and greater than 10% stockholders to file certain reports (“Section 16 Reports”) with respect to their beneficial ownership of the Company’s equity securities. Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2007 all Section 16 Reports that were required to be filed were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS

Our Ethics and Integrity Policy instructs all employees of Visteon, including the Named Executive Officers, to avoid conflicts between personal interests and the interests of Visteon, as well as any action that has the potential for impacting the Company adversely or interfering with the employee’s objectivity. The policy also requires any employee having a financial interest in, or a consulting, managerial or employment relationship with, a competitor, customer, supplier or other entity doing business with Visteon to disclose the situation to their manager or to the legal or human resources departments of the Company. The Company’s compliance group implements the Ethics and Integrity Policy and related policies and annually requires all management employees, including the Named Executive Officers, to complete a questionnaire disclosing potential conflicts of interest transactions. In addition, the Audit Committee is responsible for overseeing our ethics and compliance program, including compliance with the Ethics and Integrity Policy, and all members of the Board are responsible for complying with such policy. The Corporate Governance and Nominating Committee reviews the professional occupations and associations of board nominees, and annually reviews transactions between Visteon and other companies with which our Board members and executive officers are affiliated to the extent reported in response to our directors and officers questionnaire. Our Ethics and Integrity Policy is in writing. See page 48 of this proxy statement under “Miscellaneous” for instructions on how to obtain a copy.

In early 2005, purported class and stockholder derivative actions were filed in federal and state courts in Michigan against the Company, the non-employee directors and certain Named Executive Officers. These actions include: (i) a purported class action alleging that the Company, certain of its current and former officers and its independent registered public accounting firm violated federal securities laws by making materially misleading statements; (ii) purported stockholder derivative actions alleging that certain of the Company’s current and former officers and directors breached their fiduciary duties in connection with the matters alleged in the securities class action discussed immediately above; and (iii) purported class actions alleging that certain current and former employees, officers and directors breached their fiduciary duties under the Employee Retirement Income Security Act (“ERISA”) by, among other things, continuing to offer the Company’s stock as an investment alternative under the Visteon Investment Plan and the Visteon Savings Plan for Hourly Employees and/or failing to disclose complete and accurate information regarding the prudence of investing in the Company’s stock. The parties have reached settlements of the ERISA and purported stockholder derivative matters. Pursuant to the indemnification provision contained in the Company’s Amended and Restated By-laws, the Company is paying the expenses (including attorneys’ fees) incurred by the defendants in defending these actions where not covered by insurance policies.

Mr. Hamp is the brother-in-law of William Clay Ford, Jr., the Executive Chairman of Ford Motor Company. Ford is currently the Company’s largest customer and Ford and the Company have engaged, and are expected to engage, in a number of commercial and other transactions having values in excess of $120,000 in the ordinary course of their businesses. The Corporate Governance and Nominating Committee reviewed this relationship in connection with Mr. Hamp’s election to the Board.

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors (hereafter referred to as the “Committee”) oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans, and approves the salaries, bonuses and other awards to executive officers. The Committee has reviewed and discussed the Compensation Discussion and Analysis below with management of the Company, and, based on such review and discussion, the Committee has recommended to the Board of Directors that the compensation discussion and analysis so stated be included in this Proxy Statement.

Organization and Compensation Committee
Karl J. Krapek (Chairman)
William H. Gray, III
Patricia L. Higgins
Charles L. Schaffer
James D. Thornton

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Compensation Program Objectives

     Overview

The Company believes that an experienced, motivated and effective executive team is critical to the long-term success of its business. Thus, the primary objectives of the Company’s executive compensation program are to recruit, motivate and retain highly qualified executives. In meeting its primary objectives, the Company has structured its executive compensation program to support the Company’s strategic plans and objectives, including compensation program costs, and provides strong alignment of the interests of its executives with the creation of stockholder value.

The mix and total amount of compensation in any year reflects market competitive practices, the realities of the Company’s financial position and its industry. The Company believes that the proportion of variable, or “at risk”, compensation should increase as an employee’s level of responsibility increases.

     Benchmarking Considerations

The Company and the Committee use competitive market data to inform their decision-making processes on elements of the Company’s compensation and benefits programs. Although the Company and the Committee use the market-based ranges derived from surveys and studies compiled by compensation consultants, and other available market data, neither the Company nor the Committee attempts to set all compensation elements for all executives within a particular market-based range. Rather, the Company and the Committee evaluate additional factors, such as individual experience and performance, organizational level (internal relationships) and critical need for the position when executives have been recruited externally.

For executive level positions, pay ranges have been developed using Towers Perrin’s U.S. Compensation Data Bank (CBD) General Industry Executive Database (approximately 1,000 companies) and Hewitt Associates’ Total Compensation Measurementtm database (approximately 800 companies).

The firm of Frederic W. Cook & Co., Inc., an independent executive compensation consulting firm, advises the Committee on competitive market practices and trends as well as on specific executive compensation matters as requested by the Committee. The Company maintains no other direct or indirect business relationships with this firm.

     Roles and Processes

The Committee oversees the Company’s programs for compensating executive officers and other key management employees, including the administration of the Company’s equity-based compensation plans, and approving the salaries, incentive awards and other compensation paid to executive officers. The Chief Executive Officer and Senior Vice President, Human Resources develop and present executive compensation program recommendations to the Committee, including summaries of the results of survey data provided by the Company’s compensation consultants.

The Committee reviews and approves routine executive compensation matters, including the determination of final incentive awards for preceding periods and the salary and incentive awards (including equity-based awards) for the current year generally during its regularly-scheduled meeting or meetings in the first quarter. The process is designed to link annual performance reviews with the determination of base salaries and incentive awards. The annual review of long-term incentives and equity grants occurs during the Committee’s regularly scheduled meeting in the first quarter of the each year. Stock option and stock appreciation right exercise prices are set at the fair market value of our stock on the date of grant, which under the terms of the Company’s incentive plan is the average of the high and low price of Visteon stock on such date. The Committee may also make individual grants from time to time. The Committee does not time the grant of equity-based awards to take advantage of material non-public information nor does the Committee take into account the prevailing trading prices of the Company’s common stock on the timing of awards in any way.

The Company’s Annual and Long-Term Incentive programs are administered by the Committee pursuant to the terms of the Visteon Corporation 2004 Incentive Plan. During the first quarter of each year, the Committee approves the mix of compensation elements and metrics for the performance-based elements, including target and threshold levels, with the advice and assistance of management. The Committee often retains discretion to modify or adjust metrics to take into account the disposition of businesses and/or facilities and other factors. After the completion of the performance period, the Committee reviews actual performance against each metric and determines the final payout, if any, based on performance relative to each metric. The Committee has discretionary authority to lower and, except in the case of certain covered executives (including the Named Executive Officers as defined below), raise final awards.

  Primary Elements of Compensation for Named Executive Officers

To meet the Company’s goals for executive compensation, the Company provides:

•	a base salary;

•	an annual performance-based cash incentive;

•	annual awards under a long-term incentive program, comprised of:

i.	a performance-based cash incentive earned over a three year measurement period;

ii.	stock appreciation rights or stock options, which are subject to time-based vesting requirements; and/or

iii.	restricted stock or restricted stock units, which may be subject to either time-based and/or performance-based vesting requirements; and

•	perquisites, retirement benefits, severance and other benefits.

     Base Salary

     Overview and Purpose

Base salaries, combined with general welfare benefits, provide basic security for our employees at levels necessary to attract and retain a highly qualified and effective salaried workforce. Base salaries are determined taking into account market data as well as an individual’s position, responsibilities, experience and value to the Company. The base salaries for the executive officers are reviewed on an annual basis, as well as at the time of a promotion or other significant change in responsibilities. The Chairman and Chief Executive Officer, the President and Chief Operating Officer, and the Senior Vice President, Human Resources review performance for the Company’s executive officers, other than the Chief Executive Officer, and make base salary recommendations to the Committee. The Committee, in its sole discretion, determines the salary and amount of increase for the Chairman and Chief Executive Officer and approves recommended increases for the entire executive team.

     2007 Actions

In 2007 and following the Company’s individual performance evaluation process, the Committee approved base salary increases for each of Messrs. Stebbins, Donofrio and Kill, ranging from approximately 3.2% to 4%. These increases were based primarily on the recommendations of the Chief Executive Officer based on his assessment of their individual performance and contribution. Mr. Quigley received two increases in his base salary during 2007 to $625,000 to recognize his promotions to Chief Financial Officer and then to Executive Vice President and the increased responsibility such role entails as well as his position relative to other executives of the Company. The Committee also increased the base salary of Mr. Johnston, the Chairman and Chief Executive Officer, to $1,400,000 as a component of a revised employment agreement, to recognize Mr. Johnston’s strong individual performance and contribution, to encourage Mr. Johnston to continue in his roles through the completion of the Company’s three-year restructuring program, as well as to acknowledge that Mr. Johnston had not received an increase in his base salary since 2004. In considering the adjustments to base salaries, the Committee reviewed “tally sheets” that summarized each executive’s total compensation for the past three years. The Committee believes that a competitive base salary is critical to retaining executive talent in a business which is executing a comprehensive restructuring plan. The actual salaries paid to each Named Executive Officer for 2007 are presented in the “Summary Compensation Table” below.

     Annual Incentive Award

     Overview and Purpose

The Company’s Annual Incentive program provides for an annual cash incentive opportunity that is linked to company and individual performance. This program is designed to compensate key salaried employees for the achievement of specified goals that correlate with the Company’s financial and operational objectives. The target incentive opportunities are expressed as a percentage of base salary. In determining the incentive opportunities, the Committee considers the potential impact on the business of each role, the relationships among the roles and market competitive levels for such positions. In 2007, the Company continued the incentive structure that was put in place in 2006.

The program is administered by the Committee pursuant to the terms of the Visteon Corporation 2004 Incentive Plan, which has been approved by the Company’s stockholders. During the first quarter of each year, the Committee approves one or more performance-based metrics, including target and threshold levels, with the advice and assistance of management. After the end of the performance period, the Committee reviews actual performance against each metric and determines the final payout, if any, based on such performance relative to each metric, which may be adjusted downward at the discretion of the Committee.

     2007 Actions

The Company provides the same award opportunity expressed as a percentage of base salary to executive officers at comparable management levels, which were unchanged from 2006. As noted above, the Company believes that the proportion of variable, or “at risk”, compensation, including the annual incentive opportunity, should increase as an employee’s level of responsibility increases.

Target Annual
Incentive Award
Executive Level	Opportunity (% salary)

Chief Executive Officer	130%
Chief Operating Officer	90%
Executive Vice President	65%
Senior Vice President	60%
Vice President	50%

The Committee chose two independent measures for the 2007 Annual Incentive program applicable to participating employees, including the Named Executive Officers:

•	Free Cash Flow, defined as cash flow from operations less capital expenditures (assuming a constant level of receivables sales), which comprised 75% of the opportunity, and

•	Product quality, expressed as parts per million defective (PPMs), which comprised 25% of the opportunity.

The Committee chose these financial and operational metrics to motivate and reward participating employees’ achievement of objectives that are key to the Company’s long-term sustainability goals. Free Cash Flow is monitored by both the financial community and the Company’s customers; product quality, measured in terms of parts per million defective, is closely evaluated by current and future customers. The target PPM, which would result in a full payout for this metric, required a 50% improvement over 2006 performance. Within their discretion, the Committee adjusted the Free Cash Flow metric to exclude the impact of certain facility and business divestitures. The potential range of incentive award opportunities and specific target metrics, by Named Executive Officer, is presented below in the “Grants of Plan-Based Awards in 2007” table.

The Company achieved 109.33% of the Free Cash Flow objective and 77% of the PPM objective resulting in an award payout of 101.25% of each participant’s opportunity. The actual 2007 annual incentive bonuses paid to each Named Executive Officer for 2007 are presented in the “Summary Compensation Table” below under the “Non-Equity Incentive Plan Compensation” column.

To recognize their individual performance, contributions and leadership during 2007 the Committee made additional discretionary awards to Messrs. Stebbins, Quigley and Donofrio. These awards were based on the Chief Executive Officer’s assessment and recommendation of their advancement of the Company’s strategic plans as well as organizational effectiveness. The amounts paid are presented in the “Summary Compensation Table” below under the “Bonus” column.

     Long-Term Incentive Awards

     Overview and Purpose

The Company’s Long-Term Incentive program provides for an annual award of a performance-based cash bonus earned over a long-term measurement period, usually a three-year period, stock appreciation rights and stock options, which are subject to time-based vesting requirements, and restricted stock or restricted stock units, which may be subject to either time-based and/or performance-based vesting requirements. This program is designed to compensate salaried employees on the achievement of specified goals that are intended to correlate with the Company’s long-term financial and strategic objectives, to align the delivery of incentive value with increases in the Company’s stock price and to retain key employees. Retention of key employees has been an important consideration in the delivery of the Company’s long-term incentive opportunity, especially during the Company’s restructuring program. To that end, the long-term program has incorporated compensation elements that are time-based, such as restricted stock units and retention bonuses, to retain key employees. The total targeted award opportunity, expressed as a percentage or multiple of base salary is determined by organization level.

     2007 Actions

The Company provides the same targeted incentive award opportunity expressed as a percentage of base salary to executive officers at the same organizational level, which were unchanged from 2006. As noted above, the Company believes that the proportion of variable, or “at risk”, compensation, including the long-term incentive opportunity, should increase as an employee’s level of responsibility increases.

Target Long-Term
Incentive Award
Executive Level	Opportunity (% salary)

Chief Executive Officer	475%
Chief Operating Officer	350%
Executive Vice President	250%
Senior Vice President	175%
Vice President	120%

To provide further alignment with the interests of stockholders, 75% of the total 2007-2009 Long-Term Incentive opportunity was delivered through the grant of stock appreciation rights (“SARs”), stock options and restricted stock units, in equal proportions. The SARs vest ratably over three years and are settled in cash if our stock price increases over the exercise price at the time of exercise. The options also vest ratably over three years and are settled in net shares only if our stock price increases over the exercise price at the time of exercise. The RSUs vest on December 31, 2009 and will be settled in cash based on the fair market value of our stock on such date.

In addition, 12.5% of the total 2007-2009 Long-Term Incentive opportunity was awarded in the form of a cash bonus based on the achievement of three successive annual Restructuring metrics. Also, 12.5% of the total 2007-2009 Long-Term Incentive opportunity is awarded in the form of a cash bonus based on the achievement of three successive annual Grow the Business metrics. The final bonus amount payable following the conclusion of the three-year performance period is based upon the number of annual metrics achieved, with the achievement of each annual metric representing one-third of the total target award. For the first year of the 2007-2009 Long-Term Incentive, the Restructuring metric was achieved based on the accomplishment of restructuring actions at six underperforming and non-strategic plants and/or businesses, and the Grow the Business metric was achieved based on achieving more than $750 million in incremental new business wins, each consistent with the Company’s business plan objectives. These metrics were chosen as they are both vital aspects of the Company’s three-year improvement plan. The Committee has the discretion to modify or adjust the metrics to take into account the disposition of businesses and/or facilities and other factors. The potential range of awards for the 2007-2009 cycle, by Named Executive Officer, is presented below in the “Grants of Plan-Based Awards in 2007” table.

The Company paid cash incentives under the 2005-2007 long-term incentive cycle based on achievement of a product quality metric — JD Power survey results, as well as a time-based cash element. The JD Power survey improvement goal targeted 20% improvement over a three year period in problems per 100 vehicles at three months in service on components and systems supplied by Visteon to its customers. The time-based cash award was the last of three annual installments being paid to eligible employees. This feature was intended to encourage retention of key leadership employees, without increasing the total long-term incentive opportunity. Actual payouts are presented in the “Summary Compensation Table,” under the columns “Bonus” and “Non-Equity Incentive Plan Compensation,” and are discussed further below.

Other Elements of Compensation for Named Executive Officers

In 2007, an additional grant of SARs was made to each Named Executive Officer as well as certain other executives. These SARs vest after two years and are settled in cash if our stock price increases over the exercise price at the time of exercise. This grant was made to recognize the exceptional performance of certain individuals during the first year of the three-year restructuring plan and to provide an additional retention element to their compensation, in a manner aligned with shareholder value accretion.

Executive officers participate in the Company’s retirement and savings and health and welfare plans on the same basis as other similarly situated employees, except for the supplemental pension, retiree health care, savings and other arrangements described below under “Retirement Benefits”. In addition, executive officers receive a monthly cash car allowance, annual physical and a flexible perquisite account that may be used for certain discretionary purposes as well as other perquisites from time to time approved by the Committee. The Company provides these benefits to its executives when necessary to compete for, and retain, executive talent.

The Company maintains an Executive Security Program that requires the Chief Executive Officer and the Chief Operating Officer to use corporate provided aircraft for personal and business travel, and provides the benefit of various personal health and safety protections.

Severance and Change-in-Control Arrangements

In 2005, the Company adopted the Visteon Executive Severance Plan (the “Severance Plan”). The Severance Plan provides for severance benefits to officers elected by the Board of Directors and certain senior management employees of the Company whose employment is subsequently involuntarily terminated, without cause, subject to certain exceptions. If eligible under the Company’s retirement plans, an executive may retire concurrent with a severance-eligible termination under the Severance Plan. The plan was adopted to provide uniform, market-based severance to executives as the Company restructured its businesses.

To compete for and attract skilled executives, the Company also enters into individual employment agreements from time to time with executives that contain additional or alternative severance benefits. A description of individual agreements for certain Named Executive Officers is set forth below.

The Company has entered into change-in-control agreements with each of Messrs. Johnston, Stebbins, Quigley, and Donofrio, as well as other officers. Pursuant to these agreements, each participant will receive certain benefits upon the occurrence of specified triggering events following a change of control of the Company. Such arrangements are necessary to encourage highly-sought after executives to remain with the Company during periods leading up to and following a change of control transaction. The agreements were originally offered to encourage executives to join the Company at the time of its spin off from Ford Motor Company in 2000, recognizing the uncertainty that accompanies a newly independent company. The Company and the Committee revisit these arrangements from time to time, including most recently in 2005, to confirm that they are consistent with market practices.

A further description of post-termination benefits and projected amounts under various scenarios for Named Executive Officers is set forth below under “Potential Payments Upon Termination or Change-in-Control.”

Stock Ownership

The Company has adopted stock ownership goals for all elected officers of the Company. The goal for these officers is to own common stock worth a multiple of salary, ranging from one times salary up to five times salary for the Chairman and Chief Executive Officer, within five years from their date of hire or election, if later. All of the Named Executive Officers employed by the Company for five years or more are in compliance with the stock ownership guidelines.

For the purpose of determining compliance with the stock ownership guidelines, the calculation includes stock owned directly, restricted stock, restricted stock units and stock units held in the Company’s Deferred Compensation Plan.

Visteon’s Stock Ownership guidelines are as follows:

•	Chief Executive Officer — five times base salary;

•	COO through SVP — three times base salary; and

•	All other officers — one times base salary.

Tax, Accounting and Other Considerations

The Committee has considered the Company’s ability to deduct from taxable income certain performance based compensation under section 162(m) of the Code. For the Company’s top five executives (other than the CFO), salaries in excess of $1 million and non-performance-based bonuses, restricted stock or restricted stock units will not be exempt from section 162(m) of the Code. The Company’s current U.S. tax position does not make tax deductibility of compensation a determinative factor in the design of its compensation program.

The stock appreciation rights and restricted stock units of the 2007 long-term incentive awards granted to Named Executive Officers are accounted for as liability awards with the Company’s ultimate expense equal to the value earned by employees. The liability classification is due in large part to the cash settlement feature of the stock appreciation rights and restricted stock units awarded in 2007. These awards were structured to limit the use of shares of the Company’s common stock due to low availability levels under the Company’s incentive plans.

The Company does not currently have a specific policy regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that reduces the size of such award or payment. The Committee and the Company are currently considering whether to adopt a specific policy regarding such circumstances. Until such policy is adopted, the Committee and the Company expect to review the specific circumstances of any such adjustment or restatement to determine whether to request reimbursement of any award paid to an employee.

Summary Compensation Table

The following table summarizes the compensation that was earned by, or paid or awarded to, the Named Executive Officers. The “Named Executive Officers” are the Company’s Chief Executive Officer, the Company’s Chief Financial Officer as of December 31, 2007 and the three other most highly compensated executive officers serving as such as of December 31, 2007, determined based on the individual’s total compensation for the year ended December 31, 2007 as reported in the table below, other than amounts reported as above-market earnings on deferred compensation and the actuarial increase in pension benefit accruals. The Named Executive Officers also includes a former executive officer because his total compensation exceeded that of certain other Named Executive Officers as well as the Company’s former Chief Financial Officer.

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
					Options	Incentive Plan	Compensation	All Other
		Salary	Bonus	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)

Michael F. Johnston	2007	$1,341,667	$641,667	$40,149	$1,147,424	$3,856,067	$1,086,985	$279,648	$8,393,607
Chairman and Chief Executive Officer	2006	$1,050,000	$754,250	$3,258,090	$4,224,892	$573,750	$642,969	$279,185	$10,783,136
William G. Quigley III	2007	$515,833	$123,125	$70,068	$270,646	$680,130	$67,916	$38,183	$1,765,901
Executive Vice President and Chief Financial Officer	2006	$366,667	$83,250	$346,982	$225,505	$—	$63,119	$26,485	$1,112,008
Donald J. Stebbins	2007	$919,167	$350,509	$88,866	$662,075	$1,716,466	$143,759	$122,110	$4,002,952
President and Chief Operating Officer	2006	$883,333	$415,663	$1,082,100	$1,534,766	$269,167	$—	$168,140	$4,353,169
John Donofrio	2007	$487,500	$158,056	$133,532	$292,964	$523,891	$35,702	$71,103	$1,702,748
Senior Vice President and General Counsel	2006	$470,833	$122,972	$922,438	$424,729	$—	$35,497	$66,979	$2,043,448
John F. Kill	2007	$412,500	$65,708	$17,452	$102,849	$462,055	$126,201	$507,196	$1,693,961
Former Senior Vice President, Global Marketing, Innovation and Business Development(7)	2006	$398,083	$212,344	$509,342	$546,713	$84,150	$184,281	$41,678	$1,976,591
James F. Palmer	2007	$149,716	$—	$(1,960,842)	$(37,520)	$—	$—	$3,067	$(1,845,579)
Former Executive Vice President and Chief Financial Officer(8)	2006	$768,333	$294,500	$1,918,357	$1,093,604	$315,000	$134,112	$148,786	$4,672,692
Joel Coque	2007	$511,105	$51,111	$9,226	$(109,634)	$426,084	$—	$3,179,082	$4,066,974
Former Vice President, Interiors Product Group(9)

(1)	For 2007, this column includes (i) the third of three annual retention bonuses paid pursuant to the 2005-2007 long-term incentive program to Mr. Johnston ($641,667), Mr. Quigley ($78,125), Mr. Stebbins ($265,509), Mr. Donofrio ($68,056), Mr. Kill ($65,708), and Mr. Coque ($51,111), and (ii) discretionary bonuses to recognize individual performance and contribution paid to Mr. Quigley ($45,000), Mr. Stebbins ($85,000) and Mr. Donofrio ($90,000).

(2)	For 2007, these amounts represent the compensation cost of unvested restricted stock and restricted stock units granted during 2007 and in prior years for financial reporting purposes for 2007 under FAS 123(R). A discussion of assumptions relevant to calculating these values may be found in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2007 fiscal year. There can be no assurance that the amounts reflected in the table above will ever be realized. The amount for Mr. Palmer reflects the net result of reversing a portion of the compensation cost of awards that were previously expensed by the Company which he forfeited upon his resignation.

(3)	For 2007, these amounts represent the compensation cost of unvested stock options and vested and unvested stock appreciation rights granted during 2007 and in prior years for financial reporting purposes for 2007 under FAS 123(R). A discussion of assumptions relevant to calculating these values may be found in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2007 fiscal year. For retirement eligible grantees, including Messrs. Johnston and Kill, the entire amount relating to unvested stock appreciation rights granted in 2007 was expensed in such year of grant. There can be no assurance that the amounts reflected in the table above will ever be realized. The amount for Mr. Palmer for 2007 reflects the net result of reversing a portion of the compensation cost of awards that were previously expensed by the Company which he forfeited upon his resignation.

(4)	For 2007, this column is comprised of (i) cash bonus payments under the 2005-2007 long-term incentive program to Mr. Johnston ($1,459,150), Mr. Quigley ($177,656), Mr. Stebbins ($603,768), Mr. Donofrio ($154,758), Mr. Kill ($149,421) and Mr. Coque ($116,225), (ii) cash bonus payments under the 2007 annual incentive program to Mr. Johnston ($1,842,750), Mr. Quigley ($411,328), Mr. Stebbins ($842,906), Mr. Donofrio ($297,675), Mr. Kill ($252,113) and Mr. Coque ($258,748), and (iii) amounts earned under the cash bonus portion of the 2007-2009 long-term incentive program based on salaries in effect as of December 31, 2007 by Mr. Johnston ($554,167), Mr. Quigley ($91,146), Mr. Stebbins ($269,792), Mr. Donofrio ($71,458), Mr. Kill ($60,521) and Mr. Coque ($51,111), which will not be paid until 2010 based on salaries in effect as of December 31, 2009 and may be subject to forfeiture under certain circumstances. See “Grants of Plan-Based Awards in 2007.” There were no earnings on non-equity incentive plan compensation earned or paid to the Named Executive Officers in or for 2007.

(5)	This column reflects an estimate of the aggregate change in actuarial present value of each Named Executive Officer’s accumulated benefit under all defined benefit and actuarial pension plans from the measurement dates for such plans used for financial statement purposes. Due to the measurement date change from September 30 to December 31, the change in the Pension Value was calculated as 12/15ths of the 15 month period from September 30, 2006 to December 31, 2007. Mr. Coque ($115,905) and Mr. Palmer ($92,557) each experienced an increase in this value; however, their benefits were forfeited prior to December 31, 2007. See “Retirement Benefits — Defined Benefit Plans,” below. None of the Named Executive Officers received or earned any above-market or preferential earnings on deferred compensation.

(6)	For 2007, this column includes the following benefits paid to, or on behalf of, the Named Executive Officers:

•	matching contributions made by the Company under the Company’s 401(k) plan for each of Messrs. Johnston, Stebbins, Quigley, Donofrio, Kill and Palmer;

•	life insurance premiums paid by the Company on behalf of all of the Named Executive Officers;

•	tax gross-ups and reimbursements on behalf of Mr. Johnston ($9,088) and Mr. Kill ($1,669);

•	severance payments to Mr. Kill ($415,000) under the Executive Severance Plan, and Mr. Coque ($3,068,545) under his settlement agreement, as described further below under “Potential Payments Upon Termination or Change-in-Control;” and

•	perquisites and other personal benefits, which included: (A) cash vehicle allowance payments to Messrs. Johnston, Stebbins, Quigley, Donofrio, Kill and Palmer; (B) the aggregate incremental cost for personal use of corporate aircraft by Mr. Johnston ($139,701), Mr. Stebbins ($56,833), Mr. Donofrio ($33,322) and Mr. Kill ($46,398); (C) the cost of personal health and safety protection equipment and services under the Executive Security Program in 2007 for Mr. Johnston ($48,930) and Mr. Stebbins; (D) payments under the executive flexible perquisite account program to Mr. Johnston ($60,000), Mr. Stebbins ($50,000), Mr. Quigley, Mr. Donofrio, Mr. Kill and Mr. Coque; (E) leased car payments for Mr. Coque ($47,621); (F) the reimbursement of vehicle maintenance and insurance for Mr. Coque; and (G) reimbursement of apartment lease cost to Mr. Coque ($25,993).

We calculate the aggregate incremental cost to the Company of any personal use of the corporate aircraft based on an average hourly operating cost of the aircraft, which includes the cost of fuel, crew travel expenses, on-board catering, airport landing fees and parking costs, customs charges, communications expenses, post-flight inspections and minor maintenance costs (costs less than $5,000 per action). Because the corporate aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as the crew’s salaries, the purchase or lease costs of the corporate aircraft, hangar rental fees, insurance premiums and major maintenance costs (costs greater than or equal to $5,000 per action).

(7)	Mr. Kill retired from the Company effective after the close of business on December 31, 2007.

(8)	Mr. Palmer resigned as an executive officer of the Company effective as of March 9, 2007.

(9)	Mr. Coque ceased to be an executive officer of the Company as of July 25, 2007. Mr. Coque’s compensation is paid in euros and is presented in U.S. dollars based on an exchange rate of 1.4603 U.S. dollars per euro, which was the exchange rate in effect on the last business day of 2007.

Employment Arrangements

Agreement with Mr. Johnston.  In 2000, the Company entered into an employment agreement with Michael F. Johnston that provided terms of his initial employment. On February 27, 2007, the Company and Mr. Johnston entered into an amended and restated employment agreement. The agreement provides that Mr. Johnston will continue to serve as the Company’s Chairman and Chief Executive Officer for the term of the agreement. The term of the agreement commences as of March 1, 2007 and continues through December 31, 2008, unless the parties mutually agree to end the term earlier. The agreement also provides for his 2007 base salary ($1.4 million), with future increases at the discretion of the Board of Directors, and his participation in the health, welfare, retirement, incentive and other benefit programs available to executives, including the flexible perquisite program. Mr. Johnston will also continue to receive two years of service credit for every year of credited service under the Company’s pension plans. The Company has also agreed that Mr. Johnston will be entitled to 66% of his target cash bonus under the 2007-2009 Long-Term Incentive program and 33% of his target cash bonus under any 2008-2010 long-term incentive award if he continues his employment through December 31, 2008 or if his employment is terminated earlier without cause. Mr. Johnston is also entitled to stock options, restricted stock and other equity-based awards as and when such awards are made to other officers generally on at least the same basis as such awards are made to other officers.

The agreement will terminate upon the death or disability of Mr. Johnston. The agreement also may be terminated by Mr. Johnston upon 90 days notice to the Company, or by the Company for “cause”. The term “cause” means that the executive has been guilty of (i) material, willful dishonesty, (ii) material, willful misconduct, (iii) willful and substantial nonperformance of assigned duties, (iv) indicted for a felony or a misdemeanor involving moral turpitude, or (v) has otherwise breached the terms of the agreement. In the event Mr. Johnston remains employed through December 31, 2008 or is earlier terminated by the Company without cause, Mr. Johnston will be entitled to (i) a lump-sum cash payment of $2,500,000, (ii) immediate and full vesting of all outstanding equity awards granted to him by the Company, and (iii) accrued and unpaid salary through the date of termination. In the event that the parties mutually agree to end the term before December 31, 2008, Mr. Johnston will be entitled to a prorated amount of the $2,500,000 severance payment based on his period of service during the term of the agreement, as well as the immediate and full vesting of all outstanding equity awards granted to him by the Company. The agreement also imposes non-competition and confidentiality obligations on Mr. Johnston.

Agreement with Mr. Stebbins.  The Company entered into an employment agreement effective as of May 23, 2005 (the “Effective Date”), with Mr. Stebbins that provided for the initial terms of his employment as President and Chief Operating Officer. The employment agreement provides for his initial annual base salary and an initial payment of $3,000,000, which may be refundable on a pro rata basis if his employment is terminated for “Cause” or without “Good Reason” (each as defined therein) prior to May 23, 2008. Mr. Stebbins is also entitled to participate in the Company’s annual incentive performance cash bonus program and the Company’s long-term incentive program, with pro-rata payments for the 2005-2007 performance period. The amounts received by Mr. Stebbins in 2007 relating to this long-term incentive period are set forth in the “Summary Compensation Table.”

Mr. Stebbins will be credited with two years of benefit service for each one year of actual benefit service through the Supplemental Executive Retirement Plan. In addition, the Company credited Mr. Stebbins with an opening balance in the Supplemental Executive Retirement Plan of $1,200,000. Mr. Stebbins’ aggregate accrued benefit payable from all qualified and nonqualified retirement plans upon retirement from the Company will not be less than the greater of the actuarial equivalent value of (a) the aggregate benefit payable to him under the Visteon Pension Plan, the Supplemental Executive Retirement Plan, and the Pension Parity Plan minus the $1,200,000 opening balance and interest credits attributable thereto or (b) the $1,200,000 Supplemental Executive Retirement Plan opening balance plus interest credits accrued to the date of retirement. Mr. Stebbins will forfeit the aforementioned benefits if, prior to his fifth anniversary with the Company he is terminated by the Company for Cause (other than due to his death or “Disability”, which shall have the meaning set forth in the long term disability benefit plan of the Company in which Mr. Stebbins participates), or he terminates employment with the Company for other than Good Reason.

The employment agreement has a term of two years, with the agreement automatically renewable for successive one-year terms unless either party gives written notice not less than 90 days prior to expiration that it/he does not wish to renew. If the Company gives such notice prior to Mr. Stebbins’ tenth anniversary with the Company, Mr. Stebbins shall be entitled to severance benefits upon termination of employment on the same basis as provided for a termination without “Cause” or resignation for “Good Reason” during the term of the agreement. If the Company gives such notice after Mr. Stebbins’ tenth anniversary with the Company, Mr. Stebbins shall not be entitled to such severance. The Executive retains the right to resign at any time for any reason, just as Company retains the right to sever the employment relationship at any time, with or without Cause. However, if Mr. Stebbins is terminated by the Company without Cause or resigns from the Company’s employ for Good Reason during the term of the employment agreement, Mr. Stebbins will be entitled to the benefits of the Executive Severance Plan (provided Mr. Stebbins signs a release of all claims against the Company and its representatives).

If the current Chief Executive Officer leaves his position for any reason and another candidate is selected to fill that position, Mr. Stebbins may elect to terminate his employment within three months of such decision or appointment, and receive the severance benefits for a termination without Cause or resignation with Good Reason, as well as immediate full vesting of any outstanding stock options or stock appreciation rights and restricted stock or restricted stock units.

Agreement with Mr. Coque.  A wholly owned subsidiary of the Company entered into an employment agreement with Mr. Coque in June of 1999, which provided the initial terms of his employment as director relating to the interior systems activities for Europe and Latin America, which was also subject to the terms of a local collective bargaining agreement. In July of 2007, the Company, its wholly-owned subsidiary and Mr. Coque entered into a settlement agreement relating to the terms of the termination of his employment. The amount of severance paid to Mr. Coque pursuant to the settlement agreement is set forth in the “All Other Compensation” column of the “Summary Compensation Table” and is discussed further below under “Potential Payments Upon Termination or Change-in-Control.”

Perquisites and Allowance Programs

Visteon provides Named Executive Officers with a flexible perquisite allowance program. The flexible perquisite allowance is a fixed amount that is paid to each eligible executive in quarterly installments and is designed to cover his or her expenses related to club membership dues, legal and financial counseling, excess liability insurance premiums, tax preparation, and airfare for spouse or partner accompanying employee on business travel, among other items. For Named Executive Officers, the amount of the allowance varies by management level, with a range of between $25,000 to $60,000 per year. The amount paid to the Named Executive Officers in 2007 pursuant to the flexible perquisite allowance program is set forth in the “All Other Compensation” column of the “Summary Compensation Table.”

Visteon also provides U.S.-based Named Executive Officers with a monthly vehicle allowance, which may be used at the discretion of the executive. For Named Executive Officers, the amount of the allowance varies by management level, with a range of between $800 to $1,200 per month.

The following table summarizes all incentive plan awards that were made to the Named Executive Officers during 2007.

Grants of Plan-Based Awards in 2007

						All Other	All Other
						Stock Awards:	Option Awards:
						Number of	Number of	Exercise or
			Estimated Future Payouts			Shares of	Securities	Base Price		Grant Date Fair
			Under Non-Equity Incentive Plan Awards			Stock or	Underlying	of Option	Market Price on	Value of Stock and
			Threshold	Target	Maximum	Units	Options	Awards	Grant Date	Option Awards
Name	Grant Date		($)	($)	($)(1)	(#)(2)	(#)(3)	($ / Sh.)	($ / Sh.)	($)(4)

Michael F. Johnston	2/26/2007	(5)	$554,167	$1,662,500	—	185,133	1,000,000	$8.98	$9.05	$6,562,494
	2/26/2007	(6)	$250,250	$1,820,000	—
William G. Quigley III	2/26/2007	(5)	$91,146	$273,438	—	75,577	210,480	$8.98	$9.05	$1,710,033
	2/26/2007	(6)	$55,860	$406,250	—
Donald J. Stebbins	2/26/2007	(5)	$269,792	$809,375	—	90,130	589,308	$8.98	$9.05	$3,696,977
	2/26/2007	(6)	$114,469	$832,500	—
John Donofrio	2/26/2007	(5)	$71,458	$214,375	—	23,872	153,114	$8.98	$9.05	$964,629
	2/26/2007	(6)	$40,425	$294,000	—
John F. Kill	2/26/2007	(5)	$60,521	$181,563	—	20,218	117,330	$8.98	$9.05	$756,475
	2/26/2007	(6)	$34,238	$249,000	—
James F. Palmer
Joel Coque	2/26/2007	(5)	$51,111	$153,332	—	15,385	96,454	$8.98	$9.05	$610,782
	2/26/2007	(6)	$35,138	$255,553	—

(1)	The 2004 Incentive Plan limits the amount payable in respect of performance cash awards to any Named Executive during any calendar year to $10 million.

(2)	Represents restricted stock units granted under the 2007-2009 long-term incentive program, as further described below, as well as an additional grant to Mr. Quigley under the 2004 Incentive Plan of 50,000 restricted stock units.

(3)	Represents stock options and stock appreciation rights granted under the 2007-2009 long-term incentive program, as further described below, as well an additional grant of stock appreciation rights under the 2004 Incentive Plan to Messrs. Johnston, Quigley, Stebbins, Donofrio, Kill and Coque.

(4)	A discussion of assumptions used in calculating grant date fair values in accordance with FAS 123(R) may be found in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2007 fiscal year. The ultimate value of stock-based awards, if any, will depend on the future value of the common stock and the holder’s investment decisions, neither of which can be accurately predicted.

(5)	Represents the performance-based cash bonus opportunity under the 2007-2009 long-term incentive program, as further described below. An estimate of the amounts earned under this program relating to 2007 are set forth in the “Non-Equity Incentive Plan Compensation” column of the above “Summary Compensation Table,” however, such amount will not be paid until 2010.

(6)	Represents the performance-based cash bonus opportunity under the 2007 annual incentive program, as further described below. The amounts actually paid under this program are set forth in the “Non-Equity Incentive Plan Compensation” column of the above “Summary Compensation Table.”

Visteon Corporation 2004 Incentive Plan

The Visteon Corporation 2004 Incentive Plan permits grants of stock options, stock appreciation rights, restricted stock, restricted stock units and other rights relating to our common stock, as well as performance and time-based cash bonuses. As discussed in the “Compensation Discussion and Analysis,” in 2007, the Company implemented a long-term incentive program for the 2007-2009 performance period and a 2007 annual incentive program for eligible employees, including the Named Executive Officers.

Awards under the 2007 annual incentive program are based on a predetermined percentage of an employee’s base salary and are comprised of a performance-based cash bonus opportunity. For participating employees, including the Named Executive Officers, the amount to be paid relating to this performance cash bonus opportunity was based on Visteon’s performance relative to target PPM and Free Cash Flow metrics for fiscal 2007, with the Free Cash Flow metric weighted at 75% of the opportunity. The Company was required to achieve PPM of 36 for fiscal 2007 to achieve its target payout, and at least 65 for the minimum payout. The Company was required to achieve Free Cash Flow of $(29) million for fiscal 2007 to achieve its target payout, and at least $(330) million for the minimum payout. The Company achieved approximately 109% of the targeted Free Cash Flow metric and 77% of the targeted PPM metric, resulting in payments of 101.25% of the total opportunity under the 2007 annual incentive program. Free Cash Flow is defined as cash flow from operations less capital expenditures, assuming a constant level of receivable securitization sales and adjusted for certain business dispositions and transfers. PPM is defined as defective parts per million.

Awards under the 2007-2009 long-term incentive program are based on a predetermined percentage of an employee’s base salary and are comprised of several components designed to retain and motivate key employees and to further align the interests of employees with Visteon’s long-term business objectives and the interests of stockholders. For the Named Executive Officers, seventy-five percent of their total 2007-2009 long-term incentive award was awarded in the form of stock options, stock appreciation rights and restricted stock units and the other quarter of their total program award is awarded in the form of a performance-based cash bonus opportunity, which are included in the “Grants of Plan-Based Awards in 2007” table above. Half of this performance-based bonus opportunity is based on the achievement of three successive annual Restructuring metrics, with the other half based on the achievement of three successive annual Grow the Business metrics. The final bonus amount payable following the conclusion of the three-year performance period is based upon the number of annual metrics achieved, with the achievement of each annual metric representing one-third of the total target award. For the first year of this program, the Restructuring metric was based on the accomplishment of restructuring actions involving at least six underperforming and non-strategic plants and/or businesses, and the Grow the Business metric was based on at least $750 million in incremental new business wins. The Committee has the discretion to modify or adjust the metrics to take into account the disposition of businesses and/or facilities and other factors. Except under certain circumstances such as retirement or involuntary termination, an executive must be employed in good standing with the Company at the conclusion of the three-year performance period to be entitled to a bonus payment. The Company achieved both of the these metrics for 2007. On February 22, 2008, the Committee approved metrics for the second year of this program. Namely, the Restructuring metric will be based on the accomplishment of restructuring actions at a minimum number of underperforming and non-strategic plants and/or businesses, and the Grow the Business metric will be based on a minimum level of incremental new business wins.

The stock appreciation rights awarded under the 2007-2009 long-term incentive program vest ratably over three years and are exercisable solely for a cash payment. The additional stock appreciation rights awarded in 2007 vest on the second anniversary of the date of grant and are exercisable solely for a cash payment. The stock options awarded in 2007 vest ratably over three years. The exercise prices of the stock options and stock appreciation rights are the average of the high and low selling prices of our common stock on the New York Stock Exchange on the date of grant. Any unexercised stock options or stock appreciation rights will expire after seven years. If a holder of a stock option or stock appreciation right retires, becomes disabled, or dies, his or her stock options and/or stock appreciation rights continue to be exercisable up to the normal expiration date. See “Potential Payments Upon Termination or Change-in-Control,” below. The stock options and stock appreciation rights are subject to certain conditions, including not engaging in competitive activity, and generally cannot be transferred. The restricted stock units awarded in 2007 will vest on December 31, 2009 and will be paid in cash based on the average of the high and low selling prices of our common stock on the New York Stock Exchange on such vesting date. Holders of restricted stock units may receive the same cash dividend equivalents as other stockholders owning common stock. No dividends were paid in 2007.

The following table sets forth information on outstanding stock option and stock awards held by the Named Executive Officers at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option or stock appreciation right as well as the exercise price and expiration date of each outstanding option and right.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards						Stock Awards
										Equity	Equity Incentive
				Equity						Incentive	Plan Awards:
				Incentive						Plan Awards:	Market or
				Plan Awards:					Market	Number of	Payout Value
	Number of	Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares,	Shares,
	Underlying	Underlying		Underlying			Units of		Units of	Units or	Units or
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Other Rights	Other Rights
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not	That Have
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)	($)

Michael F. Johnston	50,000	—		—	$15.75	9/14/2010	679,371	(5)	$2,982,439
	97,657	—		—	$17.46	5/08/2011
	138,644	—		—	$13.57	2/12/2012
	316,800	—		—	$6.63	2/11/2013
	213,500	—		—	$9.90	5/11/2009
	437,698	218,850	(2)	—	$6.245	3/09/2010
	100,000	—		—	$10.395	9/13/2010
	201,759	403,520	(2)	—	$4.74	2/08/2011
	—	399,831	(2)	—	$8.98	2/25/2014
	—	399,831	(2)	—	$8.98	2/25/2014
	—	200,338	(3)	—	$8.98	2/25/2014
William G. Quigley III	20,000	—		—	$9.805	12/29/2009	119,913	(6)	$526,418
	39,790	19,896	(2)	—	$6.245	3/09/2010
	17,874	35,749	(2)	—	$4.76	2/05/2011
	—	55,240	(2)	—	$8.98	2/25/2014
	—	55,240	(2)	—	$8.98	2/25/2014
	—	100,000	(3)	—	$8.98	2/25/2014
Donald J. Stebbins	100,136	—		—	$6.26	5/22/2010	370,937	(7)	$1,628,413
	221,902	110,951	(4)	—	$6.26	5/22/2010
	125,402	250,805	(2)	—	$4.76	2/05/2011
	—	194,654	(2)	—	$8.98	2/25/2014
	—	194,654	(2)	—	$8.98	2/25/2014
	—	200,000	(3)	—	$8.98	2/25/2014
John Donofrio	33,333	16,667	(4)	—	$6.74	6/12/2010	97,553	(8)	$428,258
	56,844	28,422	(4)	—	$6.74	6/12/2010
	3,464	66,928	(2)	—	$4.76	2/05/2011
	—	51,557	(2)	—	$8.98	2/25/2014
	—	51,557	(2)	—	$8.98	2/25/2014
	—	50,000	(3)	—	$8.98	2/25/2014

	Option Awards						Stock Awards
										Equity	Equity Incentive
				Equity						Incentive	Plan Awards:
				Incentive						Plan Awards:	Market or
				Plan Awards:					Market	Number of	Payout Value
	Number of	Number of		Number of			Number of		Value of	Unearned	of Unearned
	Securities	Securities		Securities			Shares or		Shares or	Shares,	Shares,
	Underlying	Underlying		Underlying			Units of		Units of	Units or	Units or
	Unexercised	Unexercised		Unexercised	Option		Stock That		Stock That	Other Rights	Other Rights
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	That Have Not	That Have
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Not Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)(1)	(#)	($)

John F. Kill	16,000	—		—	$13.0938	6/27/2010	85,125	(9)	$373,699
	11,993	—		—	$17.46	5/08/2011
	21,831	—		—	$13.57	2/12/2012
	48,300	—		—	$6.63	2/11/2013
	31,400	—		—	$9.90	5/11/2009
	53,282	26,641	(2)	—	$6.245	3/09/2010
	28,180	56,361	(2)	—	$4.76	2/05/2011
	—	43,665	(2)	—	$8.98	2/25/2014
	—	43,665	(2)	—	$8.98	2/25/2014
	—	30,000	(3)	—	$8.98	2/25/2014
James F. Palmer	—	—		—	$—	—	—		$—
Joel Coque	6,500	—		—	$13.0938	6/27/2010	62,122	(10)	$272,716
	7,350	—		—	$17.46	5/08/2011
	13,000	—		—	$13.05	1/10/2012
	10,223	—		—	$13.57	2/12/2012
	22,116	—		—	$9.90	5/11/2009
	19,600	19,601	(2)	—	$6.245	3/09/2010
	19,954	39,908	(2)	—	$4.76	2/05/2011
	—	33,227	(2)	—	$8.98	2/25/2014
	—	33,227	(2)	—	$8.98	2/25/2014
	—	30,000	(3)	—	$8.98	2/25/2014

(1)	The market value of unvested restricted stock and restricted stock units was determined using a per share/unit price of $4.39, the closing price of our common stock as reported on the New York Stock Exchange as of December 31, 2007.

(2)	Annual awards of stock options and/or stock appreciation rights granted pursuant to the Company’s long-term incentive programs, which vest ratably over the first three years following the grant date.

(3)	Special award of stock appreciation rights, which vest on the second anniversary of the date of grant.

(4)	New hire award of stock options, which vest ratably over the first three years following the grant date.

(5)	231,185 restricted stock units vested on March 10, 2008; 263,053 restricted stock units vest on February 9, 2009; and 185,133 restricted stock units vest on December 31, 2009.

(6)	21,017 restricted stock units vested on March 10, 2008; 23,319 restricted stock units vest on February 6, 2009; 50,000 restricted stock units vest on March 1, 2009; and 25,577 restricted stock units vest on December 31, 2009.

(7)	117,205 restricted stock units vested on March 10, 2008; 163,602 restricted stock units vest on February 6, 2009; and 90,130 restricted stock units vest on December 31, 2009.

(8)	30,024 restricted stock units vested on March 10, 2008; 43,657 restricted stock units vest on February 6, 2009; and 23,872 restricted stock units vest on December 31, 2009.

(9)	28,143 restricted stock units vested on March 10, 2008; 36,764 restricted stock units vest on February 6, 2009; and 20,218 restricted stock units vest on December 31, 2009.

(10)	20,705 restricted stock units vested on March 10, 2008; 26,032 restricted stock units vest on February 6, 2009; and 15,385 restricted stock units vest on December 31, 2009.

The following table sets forth information regarding each exercise of stock options and/or stock appreciation rights and vesting of restricted stock and/or restricted stock units during 2007 for each of the Named Executive Officers on an aggregated basis.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)(1)	($)(1)

Michael F. Johnston	—	$—	421,600	$2,753,042
William G. Quigley III	—	$—	35,000	$154,725
Donald J. Stebbins	—	$—	45,314	$379,278
John Donofrio	30,000	$130,950	85,000	$684,675
John F. Kill	—	$—	49,200	$350,329
James F. Palmer	237,162	$744,889	47,600	$398,412
Joel Coque	37,311	$101,631	10,008	$83,767

(1)	These values were determined by using the average of the high and low selling prices of our common stock on the New York Stock Exchange on such vesting dates as required by the 2004 Incentive Plan, without regard to cash or shares withheld for income tax purposes.

The following table summarizes information as of December 31, 2007 relating to Visteon’s equity compensation plans pursuant to which grants of stock options, stock appreciation rights, stock rights, restricted stock, restricted stock units and other rights to acquire shares of its common stock may be made from time to time.

Equity Compensation Plan Information

		Weighted-	Number of Securities
	Number of Securities	Average Exercise	Remaining Available for
	to be Issued Upon	Price of	Future Issuance Under
	Exercise of	Outstanding	Equity Compensation
	Outstanding Options,	Options,	Plans (excluding
	Warrants and Rights	Warrants and	securities reflected in
Plan Category	(a)(1)	Rights(b)	column(a)) (c)(2)

Equity compensation plans approved by security holders	12,927,920	$10.80	8,971,581
Equity compensation plans not approved by security holders	—	—	—

Total	12,927,920	$10.80	8,971,581

(1)	Excludes 92,500 unvested shares of restricted common stock issued pursuant to the Visteon Corporation 2004 Incentive Plan and/or the Employees Equity Incentive Plan. Also excludes stock appreciation rights and restricted stock units issued pursuant to the Visteon Corporation 2004 Incentive Plan and Employees Equity Incentive Plan that by their terms may only be settled in cash.

(2)	Excludes an indefinite number of deferred stock units that may be awarded under the Visteon Corporation Non-Employee Director Stock Unit Plan, which units may be settled in cash or shares of our common stock. Such Plan provides for an annual, automatic grant of stock units worth $70,000 to each non-employee director of the Company. There is no maximum number of securities that may be issued under this Plan; however, the Plan will terminate on May 12, 2014 unless earlier terminated by the Board of Directors. This plan was last approved by stockholders on May 10, 2006.

Retirement Benefits

Defined Benefit Plans

The following table sets forth the actuarial present value of each Named Executive Officer’s accumulated benefit under each defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company’s audited financial statements for the year ended December 31, 2007. The table also reports any pension benefits paid to each Named Executive Officer during the year.

Pension Benefits for 2007

		Number of
		Years of		Present Value of	Payments
		Credited		Accumulated	During Last
		Service		Benefit	Fiscal Year
Name	Plan Name	(#)		($)(1)	($)

Michael F. Johnston	Visteon Pension Plan	7.40		$190,416	$—
	Pension Parity Plan	7.40		$847,815	$—
	Supplemental Executive Retirement Plan	14.80	(4)	$2,534,686	$—
	Executive Separation Allowance Plan	14.80	(4)	$2,438,541	$—
William G. Quigley III(2)	Visteon Pension Plan	3.01		$21,185	$—
	Pension Parity Plan	3.01		$24,064	$—
	Supplemental Executive Retirement Plan	6.01	(5)	$125,865	$—
Donald J. Stebbins(2)	Visteon Pension Plan	2.62		$22,163	$—
	Pension Parity Plan	2.62		$68,240	$—
	Supplemental Executive Retirement Plan	5.23	(5)	$966,856	$—
John Donofrio(2)	Visteon Pension Plan	2.55		$20,928	$—
	Pension Parity Plan	2.55		$19,668	$—
	Supplemental Executive Retirement Plan	2.55		$45,767	$—
John F. Kill	Visteon Pension Plan	7.40		$165,975	$—
	Pension Parity Plan	7.40		$144,492	$—
	Supplemental Executive Retirement Plan	37.50	(6)	$556,309	$—
	Executive Separation Allowance Plan	37.50	(6)	$176,552	$—
James F. Palmer(3)	Visteon Pension Plan	N/A		$—	$—
	Pension Parity Plan	N/A		$—	$—
	Supplemental Executive Retirement Plan	N/A		$—	$—
Joel Coque(3)	Individual Pension Arrangement	N/A		$—	$—

(1)	The present value of the accumulated benefits was determined using the discount rate, mortality assumptions, interest crediting rate and measurement date (December 31, 2007) used by the Company for financial reporting purposes. The benefits were assumed to be payable at normal retirement ages or such earlier ages at which the executives could commence an unreduced retirement benefit. For executives eligible for benefits under the Executive Separation Allowance Plan, it was assumed that they elected to receive these benefits at age 55 (or their current age if later) and defer benefits under the Visteon Pension Plan, Supplemental Executive Retirement Plan and Pension Parity Plan until their earliest unreduced retirement age.

(2)	Messrs. Quigley, Stebbins and Donofrio were not vested in their accrued benefits under the Visteon Pension Plan, the Pension Parity Plan and the Supplemental Executive Retirement Plan as of December 31, 2007.

(3)	Messrs. Palmer and Coque were not vested in their accrued benefits as of the time of their employment was terminated.

(4)	Mr. Johnston receives two years of service credit for each year of actual service under the Supplemental Executive Retirement Plan and Executive Separation Allowance Plan.

(5)	Messrs. Stebbins and Quigley receive two years of service credit for each year of actual service under the Supplemental Executive Retirement Plan. Mr. Quigley’s credits apply for the first five years of his employment.

(6)	Mr. Kill’s Supplemental Executive Retirement Plan and Executive Separation Allowance Plan benefits reflect his years of service with Visteon and Ford Motor Company. The benefits payable under these plans are reduced by comparable benefits based on his compensation and credited service while with Ford Motor Company.

Participants in the domestic auto industry have traditionally provided their salaried and hourly employees comprehensive retirement benefits, including pensions and retiree medical coverage. The Company provides pension benefits to most of its U.S. salaried retirees pursuant to the Visteon Corporation Pension Plan (the “Qualified Pension Plan”), a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code (the “Code”). Visteon also provides additional pension benefits to its U.S. executives under the following nonqualified supplemental pension arrangements: the Supplemental Executive Retirement Plan (“SERP”); the Pension Parity Plan (“Pension Parity Plan”); and the Executive Separation Allowance Plan (“ESAP”). In order to reduce the costs of these benefits to permit the Company to compete on a global basis, Visteon has made a number of modifications to its retirement programs over the past several years. As a result, participation in these plans, and certain features of the plans, depend on when each executive was hired by the Company.

In addition to its U.S. plans, several of the Company’s foreign subsidiaries provide pension benefits around the globe, including the United Kingdom and France. The provision, structure and level of these benefits are based on both the market practice in individual countries as well as the cost of providing benefits. Despite the differences in the level and structure of the retirement benefits, most of the plans are related to an employee’s salary and service. In some countries, Visteon’s plans require that participants contribute to the plan in order to participate.

U.S. Executives Hired Before January 1, 2002 — Messrs. Johnston and Kill

Qualified Pension Plan

The non-contributory feature of the Qualified Pension Plan provides a monthly benefit, payable in the form of a life annuity, equal to a flat rate (fixed dollar rate) times years of employment prior to July 1, 2006. The highest flat rate in effect on June 30, 2006 was $47.45. Prior to July 1, 2006, following three months of employment, a participant could elect to be covered by the contributory feature of the plan and receive a contributory benefit in lieu of the non-contributory benefit. The contributory benefit, payable in the form of a life annuity, is equal to 1.5% of Final Average Monthly Salary times years of employment while a contributory participant plus 0.4% of Final Average Monthly Salary in excess of the Social Security Breakpoint times years of employment (not to exceed 35 years) while a contributory participant. Final Average Monthly Salary is the highest average monthly salary paid as of any five consecutive December 31 dates during the last 120 consecutive months that an employee contributes. The Social Security Breakpoint is equal to 150% of the average of the Social Security Wage Base for the last 35 years including the current plan year. Normal retirement is age 65 and portions of early retirement benefits are available at age 62 unreduced for age. Early retirement benefits are available as early as age 55 with 10 years of service or at any age with 30 years of service. If the employee was contributing to the plan as of June 30, 2006, future December 31 base pay amounts will continue to be recognized for purposes of determining the Final Average Monthly Salary under the traditional structure. Effective July 1, 2006, salaried employees will accrue monthly cash balance benefits under the pension plan. The Cash Balance benefit is based on a hypothetical account which grows with 4% pay credits and interest credits based on the 30-year Treasury bond rate. The monthly benefit payable from the cash balance feature is reduced for early commencement if payment begins before age 65.

Nonqualified Pension Plans

Since the Qualified Pension Plan is a qualified plan, it is subject to the rules of the Code. The Code limits the amount of benefits that may be paid by a qualified plan and it limits the amount of salary that may be recognized in computing plan benefits. For 2007, the maximum benefit accrual is $180,000 and the maximum annual salary the plan may recognize is $225,000. The Pension Parity Plan, an unfunded, nonqualified pension plan, restores any benefits lost due to the limitations on benefits and compensation imposed by the Code. The changes to the Qualified Pension Plan that took effect on July 1, 2006 also apply to the Pension Parity Plan.

For eligible executives hired prior to January 1, 2002, the SERP, a nonqualified, unfunded pension benefit, provides an additional monthly benefit, calculated in the form of a life annuity, equal to the participant’s Final Average Monthly Salary (without regard to the Code compensation limit) times years of employment times a percentage determined by job classification at retirement. The percentages range between 0.20% and 0.90%. Credited service earned under the SERP will cease to accrue as of June 30, 2006. Effective July 1, 2006, eligible executives will accrue SERP benefits under a formula used for eligible executives hired on or after January 1, 2002, as described below. Mr. Johnston will receive additional retirement benefits from the SERP determined by crediting an additional year of service for each year of service credited under the terms of the Qualified Pension Plan. Mr. Johnston is currently eligible to retire under the SERP.

The Company also maintains the ESAP, a nonqualified, unfunded plan, for which four executives may become eligible. The ESAP was closed to new participants in 2004. The plan is coordinated with the traditional retirement benefit formula and has facilitated executive succession through enhanced early retirement benefits for eligible executives hired prior to January 1, 2002 (and promoted to the level of an eligible executive on or prior to June 30, 2004) who retire after age 55. The ESAP provides a temporary monthly benefit, payable to age 65, equal to the participant’s highest base salary times a percentage, not to exceed 60%, equal to the sum of i) 15%, ii) 6% for each year that such participant’s age at separation exceeds 55 (not to exceed 30%), and iii) 1% for each year of service in excess of 15. This amount is offset by any payments paid or payable from any other private retirement plan of the Company other than the SERP.

In December of 2006, the Pension Parity Plan, SERP and ESAP were amended to provide for automatic payment in the form of a single lump sum distribution for benefits commencing on and after January 1, 2007.

U.S. Executives Hired on or After January 1, 2002 — Messrs. Quigley, Stebbins, Donofrio and Palmer

Qualified Pension Plan

Salaried employees hired on or after January 1, 2002 participate in the BalancePlus Program, a feature of the Qualified Pension Plan. The monthly benefit payable from the BalancePlus Program is based on the greater of the Cash Balance benefit or the Pension Equity benefit attributable to service prior to July 1, 2006, and a Cash Balance benefit for service thereafter. The Cash Balance benefit is based on a hypothetical account which grows with 4% pay credits and interest credits based on the 30-year Treasury bond rate. The Pension Equity benefit is based on a hypothetical account at age 65 equal to 12.5% of Final Average Monthly Salary times credited service. Credited service earned under the Pension Equity feature of the plan ceased to accrue as of June 30, 2006, although changes in base pay will continue to be recognized for purposes of determining the Final Average Monthly Salary. The monthly benefit payable from the BalancePlus Program is reduced for early commencement if payment begins before age 65.

Nonqualified Pension Plans

The Pension Parity Plan restores any benefits lost due to the limitations on benefits and compensation imposed by the Code, as described further above.

Eligible executives hired on or after January 1, 2002 participate in the “BalancePlus SERP” feature of the SERP. The BalancePlus SERP provides an additional monthly benefit based upon a hypothetical account balance that is in excess of the amount calculated under the Qualified Pension Plan BalancePlus Program and the Pension Parity Plan. The account balance from the BalancePlus SERP before offset is calculated under the formulas in the BalancePlus Program with the following modifications: 1) Annual Salary is calculated without regard to the Code compensation limit; 2) Final Average Monthly Salary is increased by the average of the three highest consecutive Annual Incentive amounts; and 3) a 15% benefit multiplier is used under the Pension Equity formula in lieu of the 12.5% benefit multiplier. The Pension Equity account under the BalancePlus SERP has its own early retirement reduction factors, which are applied at early retirement before offsetting the amount calculated under the BalancePlus Program and the Pension Parity Plan. Unlike the Qualified and Pension Parity Plans, the service under the Pension Equity formula was not frozen. Messrs. Stebbins and Quigley will receive additional retirement benefits from the SERP determined by crediting an additional year of service for each year of service credited under the terms of the Qualified Pension Plan. In addition, a $1,200,000 opening balance was credited to Mr. Stebbins’ BalancePlus SERP account.

As stated above, the Pension Parity Plan, SERP and ESAP were amended to provide for automatic payment in the form of a single lump sum distribution for benefits commencing on and after January 1, 2007

Individual Pension Arrangement — Mr. Coque

Visteon Systèmes Intérieurs, an indirect wholly owned subsidiary of the Company, has granted Mr. Coque a pension benefit upon his retirement at age 60, disability or death in service. The amount of the pension benefit is equal to 1.5% of his Final Average Earnings multiplied by his years of service after July 1, 1999. This benefit is then converted to a lump sum payment using a fixed factor of 15. The Final Average Earnings are defined as the average base salary in the 3 years prior to retirement.

Executive Retiree Health Care Plan

The Company will provide an executive retiree health care benefit upon retirement from the Company for designated executives. Pursuant to the program, such executives, after completing 5 years of service with the Company will be entitled to retiree health care benefits that are similar to those available to the Company’s employees who are eligible for post-retirement benefits under the Visteon Health & Welfare Plan. Of the Named Executive Officers, Messrs. Johnston and Stebbins are eligible for this program.

Defined Contribution and Deferred Compensation Plans

The following table sets forth annual executive and company contributions under non-qualified defined contribution and other deferred compensation plans, as well as each Named Executive Officer’s withdrawals, earnings and fiscal-year end balances in those plans:

Nonqualified Deferred Compensation for 2007

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings	Withdrawals/	Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)	($)	($)	($)

Michael F. Johnston			$8,603		$363,156
William G. Quigley III			$—		$—
Donald J. Stebbins			$—		$—
John Donofrio			$—		$—
John F. Kill			$—		$—
James F. Palmer			$—		$—
Joel Coque			$—		$—

Prior to June 2005, U.S. based executive officers were eligible to defer up to 50% of their base salary and up to 100% of bonuses under the Visteon Deferred Compensation Plan. In June 2005, the plan was closed to further deferrals. The investment options in that plan generally mirror the options available under the Visteon Investment Plan, described below, with the addition of a Visteon stock fund. There are no limits on the number of investment elections a participant may make. Amounts deferred into the Visteon stock fund of the plan were allocated based on the price of the Company’s common stock at the time of deferral, and the value of this account is directly related to the performance of the Company’s common stock. Amounts deferred under the plan are generally payable in a year specified by the employee at the time of deferral or, if earlier, on or after the first day of the seventh month following termination of employment.

The Named Executive Officers, as well as most U.S. salaried employees, are also entitled to participate in the Visteon Investment Plan, Visteon’s 401(k) investment and savings plan. The Company matches employee contributions of up to 6% of pay at a rate of 25% of the employee’s eligible contributions. Amounts deferred and matched in 2007 for each Named Executive Officer are reflected in the “Salary” and “All Other Compensation” columns, respectively, of the above “Summary Compensation Table.” The amounts that may be deferred are limited by the Code.

Potential Payments Upon Termination or Change-in-Control

Set forth below are estimated payments and benefits that would be provided to the Named Executive Officers upon their termination of employment under specified circumstances assuming that the relevant triggering event occurred at December 31, 2007. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if any of the triggering events were to occur.

Accrued amounts (other than the accelerated vesting of retirement benefits noted below) under the Company’s pension and deferred compensation plans are not included in this table. For these amounts, see the “Pension Benefits for 2007” table and the “Nonqualified Deferred Compensation for 2007” table above. Vested stock options and stock appreciation rights are also excluded from this table. For these amounts, see the “Outstanding Equity Awards at 2007 Fiscal Year-End” table above.

	Involuntary
	Termination		Qualifying
	(w/o Cause		Termination
	or for	Change in	after Change in
Named Executive Officer(1)	Good Reason)	Control	Control

Michael F. Johnston
Benefit:
• Severance Payments	$2,500,000	N/A	$9,660,000
• Accelerated Bonus	$0	$2,217,000	$2,217,000
• Accelerated Stock Option/SAR Vesting	$0	$0	$0
• Accelerated Restricted Stock/RSU Vesting	$2,982,000	$2,982,000	$2,982,000
• Continuation of Perquisites and Allowances	$0	N/A	$7,000
• Accelerated Retirement Benefits Vesting	N/A	N/A	$0
• Continuation of Health & Welfare Benefits(2)	$8,000	N/A	$49,000
• Outplacement Services(3)	$7,500	N/A	$805,000
• Tax Gross-Up(4)	N/A	N/A	$5,591,000

Totals	$5,497,500	$5,199,000	$21,311,000

Donald J. Stebbins
Benefit:
• Severance Payments	$925,000	N/A	$5,273,000
• Accelerated Bonus	$0	$1,308,000	$1,308,000
• Accelerated Stock Option/SAR Vesting	$0	$0	$0
• Accelerated Restricted Stock/RSU Vesting	$0	$1,628,000	$1,628,000
• Continuation of Perquisites and Allowances	$0	N/A	$5,000
• Accelerated Retirement Benefits Vesting	N/A	$1,153,000	$1,153,000
• Continuation of Health & Welfare Benefits(2)	$16,000	N/A	$51,000
• Outplacement Services(3)	$7,500	N/A	$439,000
• Tax Gross-Up(4)	N/A	N/A	$0

Totals	$948,500	$4,090,000	$9,857,000

William G. Quigley III
Benefit:
• Severance Payments	$625,000	N/A	$3,094,000
• Accelerated Bonus	$0	$225,000	$225,000
• Accelerated Stock Option/SAR Vesting	$0	$0	$0
• Accelerated Restricted Stock/RSU Vesting	$0	$526,000	$526,000
• Continuation of Perquisites and Allowances	$0	N/A	$5,000
• Accelerated Retirement Benefits Vesting	N/A	$187,000	$187,000
• Continuation of Health & Welfare Benefits(2)	$16,000	N/A	$50,000
• Outplacement Services(3)	$7,500	N/A	$258,000
• Tax Gross-Up(4)	N/A	N/A	$1,561,000

Totals	$648,500	$938,000	$5,906,000

	Involuntary
	Termination		Qualifying
	(w/o Cause		Termination
	or for	Change in	after Change in
Named Executive Officer(1)	Good Reason)	Control	Control

John Donofrio
Benefit:
• Severance Payments	$490,000	N/A	$2,352,000
• Accelerated Bonus	$0	$349,000	$349,000
• Accelerated Stock Option/SAR Vesting	$0	$0	$0
• Accelerated Restricted Stock/RSU Vesting	$0	$428,000	$428,000
• Continuation of Perquisites and Allowances	$0	N/A	$5,000
• Accelerated Retirement Benefits Vesting	N/A	$80,000	$80,000
• Continuation of Health & Welfare Benefits(2)	$16,000	N/A	$48,000
• Outplacement Services(3)	$7,500	N/A	$196,000
• Tax Gross-Up(4)	N/A	N/A	$0

Totals	$513,500	$857,000	$3,458,000

(1)	Mr. Coque is not included in the above table because his service as an executive officer terminated as of July 25, 2007 in accordance with a settlement agreement, as described below. Mr. Kill is not included in the above table because he retired effective after the close of business on December 31, 2007, which was treated as an involuntary termination under the Executive Severance Plan. Mr. Palmer also is not included in the above table because he resigned from the Company in March of 2007.

(2)	The estimated cost of continuing health and welfare benefits is based on current insurance premiums.

(3)	The amount of reimbursed services was assumed to be the maximum amount allowable under the change in control agreements, described further below. The amounts to be reimbursed will be only for those expenses actually incurred by the executive, and may be significantly less than the amount presented in the table.

(4)	For purposes of calculating the amount of the gross-up, no value was ascribed to the restrictive covenants imposed on executives under the change in control agreement, described further below, which may reduce the amount actually paid. Further, it was assumed that outstanding stock options held by the executives were converted into stock options of the surviving or acquiring company.

Involuntary Termination (Without “Cause” or for “Good Reason”)

Upon the involuntary termination of employment by the Company (other than for specified reasons, including disability, availability of other severance benefits, and inappropriate conduct), all officers elected by the Board of Directors and executive leaders are entitled to severance benefits under the Executive Severance Plan. These severance benefits include a cash payment equal to one year of base salary, the reimbursement of medical coverage premiums under COBRA for one year following termination, the payment of the remaining value of his or her flexible perquisites account, and the provision of outplacement services for up to six months. However, if the eligible executive does not execute an acceptable release and waiver of claims, such executive will only be entitled to a cash payment equal to four weeks of base salary. The severance plan permits executives to receive both the severance benefits under the plan and, if eligible, the retirement benefits described above.

Neither the Executive Severance Plan nor the 2004 Incentive Plan accelerates any of the outstanding awards held by executives who are involuntarily terminated. However, pursuant to the terms and conditions applicable to awards under the 2004 Incentive Plan, all employees holding such awards are entitled to the following benefits in the event of an involuntary termination under a severance plan or program of the Company, including the Executive Severance Plan:

•	Outstanding restricted stock and restricted stock unit awards granted more than 180 days prior to date of termination are prorated based on the number of full months that have elapsed from the date of grant to the date of termination compared to the total number of months from the date of grant until the vesting date, with no change to the vesting date or performance conditions, if any;

•	Vested stock options and stock appreciation rights granted more than 180 days prior to date of termination continue to be exercisable for up to one year following termination and all unvested stock options and stock appreciation rights not yet vested are forfeited; and

•	Outstanding performance-based cash awards made more than 180 days prior to date of termination are prorated from the beginning of the performance period to the date of termination compared to the total number of months in the original performance period, with no change to the vesting date or performance conditions, if any.

Mr. Stebbins’ employment agreement provides that he is entitled to the benefits of the Executive Severance Plan if his employment is terminated by the Company without “cause” or he resigns for “good reason” prior to May 21, 2015. Further, if the incumbent Chairman and Chief Executive Officer vacates such position on or after May 21, 2007 and another candidate other than Mr. Stebbins is selected to such position, then Mr. Stebbins may terminate his employment within three months and receives the benefits under the Executive Severance Plan as well as the immediate and full vesting of all his outstanding stock options, stock appreciation rights, restricted stock and restricted stock units, if any. See “Employment Arrangements,” above.

Mr. Johnston is entitled to additional severance benefits under his amended and restated employment agreement. In the event that Mr. Johnston is terminated by the Company without “cause” prior to December 31, 2008, he will be entitled to (i) a lump-sum cash payment of $2,500,000, (ii) immediate and full vesting of all outstanding equity awards granted to him by the Company, and (iii) accrued and unpaid salary through the date of termination. In the event that the Company and Mr. Johnston mutually agree to terminate his employment prior to December 31, 2008, Mr. Johnston will be entitled to a prorated amount of the $2,500,000 severance payment based on his period of service during the term of the agreement, as well as the immediate and full vesting of all outstanding equity awards granted to him by the Company. The Company has also agreed that Mr. Johnston will be entitled to 66% of his target cash bonus under the 2007-2009 Long-Term Incentive and 33% of his target cash bonus under any 2008-2010 long-term incentive award if his employment is terminated without cause prior to December 31, 2008. See “Employment Arrangements,” above.

On July 24, 2007, the Company notified Mr. Coque of the Company’s decision to terminate his employment and related agreements. As a result of a disagreement over the terms of Mr. Coque’s termination, and his stated intention to seek additional remedies before a French labor court, the Company and Mr. Coque entered into a settlement agreement. The settlement agreement provides, among other things, for the payment by the Company of approximately $3 million in exchange for Mr. Coque’s release of any claims against the Company relating to his termination, including benefits under applicable pension arrangements. In addition, the Company agreed to treat outstanding equity-based and other awards under the Company’s 2004 Incentive Plan in accordance with a separation under the Company’s Executive Severance Plan.

Change in Control

The 2004 Incentive Plan provides for accelerated vesting or payout of equity and incentive awards upon a change in control, even if the executive does not terminate employment. The benefits include:

•	any awards under the plan that relate to performance periods that have been completed as of the date of the change in control, but that have not yet been paid, are paid in accordance with the terms of such awards;

•	any awards under the plan that relate to performance periods that have not been completed as of the date of the change in control, and that are not then vested, become fully vested if vesting is based solely upon the length of the employment relationship as opposed to the satisfaction of one or more performance goals; and

•	any other awards that relate to performance periods that have not been completed as of the date of the change in control, and that are not then vested, will be treated as vested and earned pro rata, as if the performance goals at target levels are attained as of the effective date of the change in control (based on the number of full months that have elapsed from the beginning of the performance period to the date of the change in control compared to the total number of months in the original performance period).

The accelerated vesting applies to all awards made under the 2004 Incentive Plan for all participating employees and is designed to retain and motivate employees during the uncertain process that precedes a change in control transaction. Under the 2004 Incentive Plan, a “change in control” will be deemed to have occurred as of the first day any one or more of the following is satisfied:

(A)	any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(B)	within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the 2004 Incentive Plan, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(C)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(D)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(E)	any other event that the Board, in its sole discretion, determines to be a change in control.

However, a “Change in Control” will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

Change in Control followed by Qualifying Termination

The Company has entered into change in control agreements with all of its executives, including the Named Executive Officers. These agreements provide for certain benefits if a qualifying termination occurs following a change in control of the Company. For the Named Executive Officers, a qualifying termination includes a termination of the executive’s employment without cause or a resignation for good reason, in each case, within three years after the change in control, as well as a resignation, with or without good reason, during the 30-day period at the end of the first year after a change in control.

In addition to the benefits described above under “Change in Control,” the Named Executive Officers are entitled to the following benefits pursuant to the change in control agreements:

•	the payment of any unpaid salary or incentive compensation, together with all other compensation and benefits payable to the executive under the terms of the Company’s compensation and benefits plans, earned through the date of termination;

•	a severance payment in the amount of three times base salary plus the executive’s target annual bonus;

•	all unvested options and time-based restricted stock, or similar grants, will vest and become immediately exercisable,

•	all contingent incentive compensation awards under the 2004 Incentive Plan (or other plans) for periods that have not been completed become payable immediately on a pro-rated basis assuming the achievement at target levels of any individual or corporate performance goals;

•	reimbursement for the cost of outplacement services for up to three years following termination, not to exceed 25% of the executives annual base salary plus his or her target annul bonus;

•	the aggregate account balances of the executive under the Deferred Compensation Plan and any other nonqualified account balance plan will be distributed as a lump sum payout;

•	the benefits then accrued by or payable to the executive under the SERP, ESAP, the Pension Parity Plan, or any other nonqualified plan providing supplemental retirement or deferred compensation benefits, become fully vested; and

•	the continuation for 36 months following termination of life, accident and health insurance benefits for the executive and his or her dependents.

Change in control payments for the Named Executive Officers will be grossed up for the payment, if any, of additional section 280(G) excise taxes.

“Good Reason” under the agreements includes the following:

•	a negative material change is made in the executive’s duties and responsibilities;

•	the executive’s compensation or benefits are decreased and such decrease is unrelated to company performance;

•	the executive is required to materially relocate his or her residence or principal office location against his or her will; or

•	the executive is not offered a comparable position with the successor entity.

The definition of “change of control” under the change in control agreements is substantially the same as described above under “Change in Control.” The Company is also required to fund an irrevocable “rabbi” trust to satisfy each participant’s SERP, Pension Parity and ESAP benefits. Each executive agrees to comply with confidentiality and non-competition covenants during the term of the agreement and for a period thereafter. In addition, in the event of a potential change of control, as defined therein, each executive agrees not to voluntarily terminate his or her employment, except for retirement or good reason, until the earlier of six months after such potential change of control or the occurrence of a change in control.

Voluntary Termination (Without “Good Reason” or for “Cause”)

An executive who voluntarily resigns without good reason or whose employment is terminated by the Company for cause (each as defined in the Executive Severance Plan, Change in Control Agreements and the individual employment agreements applicable to each of Messrs. Johnston and Stebbins) will be entitled to receive unpaid salary and benefits, if any, he has accrued through the effective date of his termination.

If an executive is terminated for cause, he will immediately forfeit all restricted stock, restricted stock units, stock options, stock appreciation rights and performance cash awards under the 2004 Incentive Plan. If an executive voluntarily resigns from the Company, then the executive will not be entitled to receive any payout with respect to his performance cash awards unless he has been continuously employed until the end of the performance period and the applicable performance goals have been met, and the executive may continue to exercise vested stock options and stock appreciation rights for 90 days following the date of resignation.

Termination Upon Retirement, Disability or Death

Following termination of executive’s employment for disability or death, the executive will receive all compensation payable under the Company’s disability and medical plans and insurance policies, which are available generally to the Company’s salaried employees. In the event the Company was to terminate Mr. Johnston’s employment due to a permanent disability, he would be entitled to the continuation of his compensation benefits for the lesser of six months after the Company terminates his employment or any waiting period set forth in the disability insurance policy maintained by the Company covering Mr. Johnston.

Upon retirement, death or disability, each participant’s outstanding stock options and stock appreciation rights will continue to vest and be exercisable in accordance with their original terms as long as such awards were granted more than 180 days prior to date of termination. Outstanding restricted stock and restricted stock units granted more than 180 days prior to date of termination are prorated based on the number of full months that have elapsed from the date of grant to the date of termination compared to the total number of months from the date of grant until the vesting date, with no change to the vesting date or performance conditions, if any. Finally, outstanding performance-based cash awards made more than 180 days prior to date of termination are prorated from the beginning of the performance period to the date of termination compared to the total number of months in the original performance period, with no change to the vesting date or performance conditions, if any.

In addition to the payments and benefits described above, the Organization and Compensation Committee of the Board may authorize additional payments when it separates a Named Executive Officer. The Company might agree to make the payments it deems necessary to negotiate a definitive termination agreement with the terms, such as a general release of claims, nondisparagement, cooperation with litigation, noncompetition and nonsolicitation agreements, as determined by the Company.

DIRECTOR COMPENSATION

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007. Directors who are employees of the Company receive no additional compensation for serving on the board or its committees.

	Fees Earned or	Stock Awards	All Other
	Paid in Cash	(2)(3)	Compensation	Total
Name	($)(1)	($)	($)(4)	($)

William H. Gray, III	80,000	(11,892)	125	68,233
Patricia L. Higgins	80,000	(6,905)	125	73,220
Karl J. Krapek	90,000	(11,892)	125	78,233
Charles L. Schaffer	95,000	(11,892)	125	83,233
Richard J. Taggart	80,000	38,412	125	118,537
James D. Thornton	80,000	(6,905)	125	73,220
Kenneth B. Woodrow	80,000	(6,905)	896	73,991

(1)	The following directors deferred 2007 cash compensation into their deferred unit account under the Deferred Compensation Plan for Non-Employee Directors (further described below):

2007 Cash
Name	Deferred

Mr. Krapek	$90,000
Mr. Schaffer	$95,000
Mr. Woodrow	$80,000

(2)	These amounts represent the compensation cost of unvested restricted stock and restricted stock units granted during 2007 and in prior years for financial reporting purposes for 2007 under FAS 123(R). Negative values are the result of the reversal of compensation expense recognized in previous years due to a market decline in awards classified as liability awards under FAS 123(R). A discussion of assumptions relevant to calculating these values may be found in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the 2007 fiscal year. There can be no assurance that the amounts reflected in the table above will ever be realized. As of December 31, 2007, Mr. Gray owned 21,742 stock units; Ms. Higgins owned 20,735 stock units; Mr. Krapek owned 21,742 stock units; Mr. Schaffer owned 21,742 stock units; Mr. Taggart owned 8,750 stock units; Mr. Thornton owned 20,735 stock units; and Mr. Woodrow owned 20,735 stock units.

(3)	The grant date fair value of all stock units awarded to each director in 2007 is $70,000.

(4)	The “All Other Compensation” column includes the amount of various reportable perquisites and other personal benefits, including the personal use of company products. This column also includes tax gross-ups made by the Company in 2007 on behalf of Mr. Woodrow ($771) related to perquisites and other personal benefits.

Non-employee directors receive an annual retainer paid in cash of $70,000. Committee chairs and Audit Committee members receive an additional annual committee retainer of $10,000, except the Chair of the Audit Committee who receives $15,000. All retainers are paid in quarterly installments. Non-employee directors may elect to defer up to 100% of their total retainer under the Deferred Compensation Plan for Non-Employee Directors, a nonqualified benefit plan, into a unit account. Amounts deferred into the unit account are allocated based on the average of the high and low price of the Company’s common stock on the date of the deferral, and the value of this account is directly related to the performance of the Company’s common stock. Amounts deferred are distributed following termination of board service in a lump sum or in ten annual installments on the later of January 15th of the year following or six months after the date of termination of service. In addition, the Company reimburses its directors for expenses, including travel and entertainment, they incur in connection with attending board and committee meetings.

Pursuant to the terms of the Non-Employee Director Stock Unit Plan, as amended and approved by our stockholders, on the day following the Company’s annual meeting, each of the non-employee directors receives a stock unit award valued at $70,000. The number of stock units allocated to each director’s account is based on average of the high and low price of the Company’s stock on the date of the award. These stock unit awards are fully vested in that they are not subject to forfeiture; however, they are not distributed until the director terminates board service and are payable in a lump sum or ten annual installments on the later of January 15th of the year following or six months after the date of termination of service.

To further link director and stockholder interests, the Company has established stock ownership guidelines for non-employee directors. Each non-employee director has a goal to own 15,000 shares of common stock within five years of their appointment as a director. Units held in the Non-Employee Director Stock Unit Plan or Deferred Compensation Plan for Non-Employee Directors are counted toward this goal.

AUDIT COMMITTEE REPORT

The Audit Committee operates under a written charter adopted by the Board of Directors. Visteon management has the primary responsibility for the Company’s internal controls and the financial reporting process. The Independent Registered Public Accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Independent Registered Public Accountants also express an opinion, based on an audit, on the effectiveness of Visteon’s internal control over financial reporting. The Audit Committee oversees and monitors these processes and reports to the Board of Directors on its findings. During 2007, the Audit Committee held eleven meetings.

Auditor Independence

During the year, the Audit Committee met and held discussions with Visteon management and PricewaterhouseCoopers LLP. The Audit Committee reviewed and discussed with Visteon management and PricewaterhouseCoopers LLP the audited financial statements contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as the Company’s internal control over financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended.

PricewaterhouseCoopers LLP submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with PricewaterhouseCoopers LLP the firm’s independence and considered whether the provision of non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The Audit Committee concluded that the independence of PricewaterhouseCoopers LLP from Visteon and management is not compromised by the provision of such non-audit services.

Based on these reviews and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and filed with the SEC.

Audit Committee
Charles L. Schaffer (Chairman)
Karl J. Krapek
Alex J. Mandl
Richard J. Taggart
Kenneth B. Woodrow

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Visteon filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Visteon specifically incorporates this Audit Committee Report by reference into any such filing.

AUDIT FEES

The Audit Committee selects, subject to shareholder ratification, our Independent Registered Public Accountants for each fiscal year. During the year ended December 31, 2007, PricewaterhouseCoopers LLP was employed principally to perform the annual audit of the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting and to provide other services. Fees paid to PricewaterhouseCoopers LLP for each of the past two years are listed in the following table:

	Audit	Audit		All Other
Year Ended December 31,	Services Fees	Related Fees	Tax fees	Fees

2007	$9,856,000	$429,000	$1,089,000	$22,000
2006	$9,743,000	$307,000	$689,000	$—

Audit services fees include fees for services performed to comply with Sarbanes-Oxley Section 404 and Generally Accepted Auditing Standards (“GAAS”) as adopted by the Public Company Accounting Oversight Board and approved by the SEC, including the recurring audit of the Company’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal auditor reasonably can provide to a client, such as procedures related to the audit of income tax provisions and related reserves, and consents, assistance, and review of documents filed with the SEC.

Audit-related fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles (“GAAP”), reviews and evaluations of the impact of new regulatory pronouncements, and audit services performed related to benefit/pension plans.

Tax fees primarily include fees associated with tax compliance, as well as domestic and international tax planning.

All other fees pertain to administrative services for international service employees and transaction support.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted procedures for its annual review and pre-approval of all audit and permitted non-audit services provided by the Independent Registered Public Accountants. These procedures include reviewing and approving a budget for audit and permitted non-audit services by category. The Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the Independent Registered Public Accountants are best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and whether the services enhance the Company’s ability to manage or control risks and improve audit quality. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of additional audit and non-audit services by its Independent Registered Public Accountants that are not encompassed by the Audit Committee’s annual pre-approval and not prohibited by law. The Audit Committee has delegated to the Chairman of the Audit Committee the approval authority, on a case-by-case basis, for services outside of or in excess of the Audit Committee’s aggregate pre-approved levels and not prohibited by law. In order to monitor services rendered and actual fees paid and commitments to be paid to the Independent Registered Public Accountants, the Chairman, or designee, shall report any such decisions to the Audit Committee at its next regular meeting.

ITEM 2. APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The next proposal on the agenda for the Annual Meeting will be ratifying the appointment of PricewaterhouseCoopers LLP by the Audit Committee as the Company’s independent registered public accounting firm for fiscal year 2008.

PricewaterhouseCoopers LLP served in this capacity for fiscal year 2007, and has reported on the Company’s 2007 consolidated financial statements.

Representatives of PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to appropriate questions. For information regarding fees paid to PricewaterhouseCoopers LLP, see “Audit Fees” on page 40.

The Board of Directors Recommends that You Vote FOR the Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2008.

ITEM 3. APPROVAL OF AMENDMENTS TO VISTEON CORPORATION 2004 INCENTIVE PLAN

The next proposal on the agenda for the Annual Meeting will be to approve amendments to the Visteon Corporation 2004 Incentive Plan (hereinafter, the “Incentive Plan”). The Incentive Plan was originally adopted effective as of June 28, 2000 as the 2000 Incentive Plan (and approved by stockholders on May 9, 2001), and subsequently amended and restated on March 16, 2004 (and approved by stockholders on May 12, 2004). The Incentive Plan was further amended on March 16, 2006 (and approved by stockholders on May 10, 2006) and June 14, 2007. The Board of Directors, following the approval and recommendation of the Organization and Compensation Committee, adopted the proposed amendments to the Incentive Plan on March 13, 2008, subject to stockholder approval at the Annual Meeting.

The amendments to the Incentive Plan include the following changes from the existing plan:

•	eliminate the restriction on the maximum number of shares of common stock that may be awarded under the Incentive Plan pursuant to stock rights, restricted stock, restricted stock, units (but only to the extent that each such restricted stock unit may be settled by the delivery of shares of common stock) and other stock-based awards; and

•	eliminate the restriction on the maximum number of shares that may be issued under the Incentive Plan as authorized and unissued shares, currently 2,000,000 shares.

Visteon believes that making a significant portion of the compensation of certain employees, whose efforts can affect the value of Visteon, depend upon the long-term performance of our common stock encourages those employees to work in a way that maximizes stockholder value. The proposed amendments to the Incentive Plan will not increase the total number of shares of Common Stock that may be granted under the Incentive Plan, but will instead enable the Company to choose the appropriate mix of awards to be made under the plan subject to the current overall limit. As of December 31, 2007, there were 7,403,206 shares not subject to outstanding awards under the Incentive Plan, of which only 150,833 shares were available for “full value” awards, i.e., stock rights, restricted stock, and restricted stock units (to the extent it may be settled by the delivery of common stock). The Company determined that in order for the plan to continue to fully serve the purposes for which it was adopted, it would be important to ensure that full value shares remain available for issuance to maintain a competitive compensatory program. In addition, because no exercise price is associated with full value share awards, fewer shares of stock can be issued under the plan to achieve the same compensatory and incentivizing effect. Currently, in addition to stock options and/or stock appreciation rights, the Company awards restricted stock units that are settled solely in cash, which creates significant variability in the Company’s income statements as our stock price changes. Further, providing restricted stock or restricted stock units that may be settled in stock better aligns participants with long-term shareholder value creation because they may continue to hold the shares of stock indefinitely following vesting, which is not possible with restricted stock units that are settled solely in cash.

The proposed amendments also will give Visteon the flexibility to conserve the amount of cash needed to satisfy awards made under the Incentive Plan by permitting the company to issue new shares instead of primarily using treasury shares (shares that have been reacquired through share repurchase programs). Although the company intends to use a mix of treasury shares and newly-issued shares, the proposed amendment will make the Incentive Plan more competitive and flexible in an uncertain credit and industry environment.

Summary of the Incentive Plan

The following is only a summary of the Incentive Plan, as proposed to be amended, and is qualified in its entirety by reference to its full text, a copy of which is attached as Appendix B to this proxy statement.

The Incentive Plan is administered by the Organization and Compensation Committee of the Board of Directors. The Incentive Plan provides for the payment of performance cash awards and the grant of incentive and nonqualified stock options, stock appreciation rights, performance stock rights (“stock rights”), restricted stock, restricted stock units and various other rights based on stock (individually, an “award” or collectively, “awards”). Salaried employees, as well as certain non-employees, of Visteon with potential to contribute to the future success of Visteon or its subsidiaries will be eligible to receive awards under the Incentive Plan. The Organization and Compensation Committee has the discretion to select the employees to whom awards will be granted, to determine the type, size and terms and conditions applicable to each award and the authority to interpret, construe and implement the provisions of the Incentive Plan. The Organization and Compensation Committee’s decisions will be binding. The Organization and Compensation Committee also may delegate to a committee of Visteon officers the selection of eligible employees and the determination of the amount of individual awards for employees and certain non-employees who are not executive officers of Visteon, within limitations prescribed by the Organization and Compensation Committee.

Limits on Plan Awards

The total number of shares of our common stock that may be subject to awards under the Incentive Plan, referred to as the “overall limit,” is 21,800,000, subject to adjustment as provided in the Incentive Plan. For calendar years after 2003, no more than 1,000,000 shares of our common stock may be subject to stock options (with or without any related stock appreciation rights) or to stand-alone stock appreciation rights awarded to any “covered employee,” which generally means our chief executive officer and the next four most highly paid executive officers, in any one calendar year. Common stock issued under the Incentive Plan may be either authorized but unissued shares, treasury shares or any combination thereof. For calendar years after 2003, no more than 1,000,000 shares of common stock may be available as awards pursuant to performance-based stock rights, restricted stock and restricted stock units granted under the Incentive Plan to any covered employee in any one calendar year. Any shares of common stock subject to an award that lapses, expires or is otherwise terminated without the issuance of such shares may become available for future awards.

Stock Options

Options to purchase shares of our common stock, which may be incentive or nonqualified stock options, may be granted under our Incentive Plan at an exercise price (the “option price”) at least equal to the average of the highest and lowest prices at which Visteon common stock was traded on the New York Stock Exchange on the date of grant. Each option represents the right to purchase one share of common stock at the specified option price.

Options granted after December 31, 2005 will expire not later than seven years after the date on which they are granted. Options granted after December 31, 2003 and on or prior to December 31, 2005 will expire not later than five years after the date on which they are granted. Options granted on or prior to December 31, 2003 will expire not later than 10 years after the date on which they are granted. Options become exercisable at such times and in such installments as determined by the Organization and Compensation Committee. Payment of the option price can either be made in full at the time of exercise by check or wire transfer, or, if the Organization and Compensation Committee so determines and the participant so elects, in installments. Payment in full or in part may also be made by tendering to Visteon shares of our common stock (including shares subject to the option being exercised) having a fair market value equal to the option price (or such portion thereof).

Stock Appreciation Rights

An award of a stock appreciation right may be granted under the Incentive Plan. Generally, one stock appreciation right is granted with respect to one share of our common stock. The stock appreciation right entitles the participant, upon the exercise of the stock appreciation right, to receive an amount equal to the appreciation in the underlying share of common stock. The appreciation is equal to the difference between (1) the “base value” of the stock appreciation right (i.e., the option price on the date the stock appreciation right is granted), and (2) the average of the highest and lowest prices at which Visteon common stock was traded on the New York Stock Exchange on the date the stock appreciation right is exercised. Upon the exercise of a vested stock appreciation right, the exercising participant will be entitled to receive the appreciation in the value of one share of common stock as so determined, payable at the discretion of the Organization and Compensation Committee in cash, shares of common stock, or some combination thereof, subject to the availability of our shares of common stock.

Stock appreciation rights granted after December 31, 2005 will expire not later than seven years after the date on which they are granted. Stock appreciation rights granted after December 31, 2003 and on or prior to December 31, 2005 will expire not later than five years after the date on which they are granted. Stock appreciation rights granted on or prior to December 31, 2003 will expire not later than 10 years after the date on which they are granted. Stock appreciation rights become exercisable at such times and in such installments as determined by the Organization and Compensation Committee.

Tandem Options/Stock Appreciation Rights

An option and a stock appreciation right may be granted “in tandem” with each other. An option and a stock appreciation right are considered to be in tandem with each other because the exercise of the option aspect of the tandem unit automatically cancels the right to exercise the stock appreciation right aspect of the tandem unit, and vice versa. The option may be an incentive stock option or a nonqualified stock option, as determined by the Organization and Compensation Committee. Descriptions of the terms of the option and the stock appreciation right aspects of a tandem option/stock appreciation right are provided above.

Material U.S. Federal Income Tax Consequences of Options

Awards granted under the Incentive Plan may result in federal income tax consequences to Incentive Plan participants and Visteon. Some of those federal income tax consequences with respect to options are generally set forth in the following summary.

An employee who is granted an incentive stock option that qualifies under Section 422 of the Code will not recognize income at the time of grant or exercise of such option. Visteon will not be entitled to a federal income tax deduction upon the grant or exercise of an incentive stock option. However, upon the exercise of an incentive stock option, any excess in the fair market price of the common stock over the option price constitutes a tax preference item that may have alternative minimum tax consequences for the employee. When the employee sells the shares more than one year after the date of transfer of the shares and more than two years after the date of grant of the incentive stock option, the employee will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sales price of the shares and the aggregate option price. In such event, Visteon will not be entitled to a federal income tax deduction with respect to the exercise of the incentive stock option or the sale of the shares. If the employee does not hold the shares for the required period, when the employee sells the shares, the employee will recognize ordinary compensation income and possibly capital gains or losses in such amounts as are prescribed by the Code and Visteon will generally be entitled to a federal income tax deduction in the amount of such ordinary compensation income.

An employee who is granted a nonqualified stock option will not recognize income at the time of grant of the option. In general, when the employee exercises a nonqualified stock option, the employee will recognize ordinary compensation income equal to the difference, if any, between the option price paid and the fair market value, as of the date of option exercise, of the shares of common stock the employee receives. The tax basis of the shares to the employee will be equal to the option price paid, plus the amount includible in the employee’s gross income, and the employee’s holding period for such shares will commence on the date of exercise. Subject to the Code, Visteon will generally be entitled to a federal income tax deduction in respect of a nonqualified stock option in an amount equal to the ordinary compensation income recognized by the employee upon the exercise of the nonqualified stock option.

Restricted Stock and Restricted Stock Units

Subject to the limits discussed above, the Organization and Compensation Committee may authorize the award of restricted stock and restricted stock units to employees under the Incentive Plan. Restricted stock awards are issuances of our common stock to employees that are subject to restrictions on transfer and forfeiture if one or more specified performance goals or minimum periods of service are not attained. Restricted stock units may also be awarded in lieu of, or in addition to, restricted stock awards and consist of a unit credited to a hypothetical account, valued based on the fair market value of our common stock, and subject to forfeiture if one or more specified performance goals or minimum periods of service are not attained. Prior to the expiration of the restriction period, a grantee that has received a restricted stock award generally has the rights of a stockholder of Visteon, including the right to vote and to receive cash dividends on the shares subject to the award. If the Organization and Compensation Committee so determines, the holder of a restricted stock unit may receive cash payments equivalent in value to dividends paid on our common stock, either at the time the dividends are otherwise payable or upon the payment of the final award relating to such restricted stock unit. The Organization and Compensation Committee will determine in advance of each award the terms and conditions applicable to each award of restricted stock and restricted stock units, including the applicable performance criteria or minimum periods of service required, and whether awards of restricted stock units will be settled in cash or in shares of common stock, and may make certain adjustments to the performance criteria and the amount of final awards.

Performance Stock Rights and Other Stock Awards

Subject to the limits discussed above, the Organization and Compensation Committee may authorize the award of performance stock rights to employees under the Incentive Plan. Performance stock rights represent the right to receive shares of our common stock if one or more specified performance goals are attained. If the Organization and Compensation Committee so determines, the holder of a performance stock right may receive cash payments equivalent in value to dividends paid on our common stock, either at the time the dividends are otherwise payable or upon the payment of the final award relating to such performance stock right. The Organization and Compensation Committee will determine in advance of each award the terms and conditions applicable to each award of performance stock right, including the applicable performance criteria, and whether awards of performance stock rights may be settled in cash or other stock equivalents, and may make certain adjustments to the performance criteria and the amount of final awards.

The Organization and Compensation Committee also may grant other stock-based awards to such employees as it may select. These awards may include awards of restricted stock, stock units, “phantom stock” and options not otherwise specifically addressed above. The Organization and Compensation Committee may determine the time or times at which these awards will be made, the number of shares of common stock or stock units and the like to be granted or covered pursuant to such awards, including, whether such awards will be payable or paid in cash, common stock or otherwise, and whether the awards will be granted as a bonus for no consideration other than services rendered.

Performance Cash Awards

The Organization and Compensation Committee may award or authorize performance cash awards to such employees as it may select, and in such amounts as it may designate, subject to the terms of the Incentive Plan. The Organization and Compensation Committee determines the performance period and performance criteria for a performance cash award. Within 90 days of the beginning of a performance period, the Organization and Compensation Committee decides the targeted performance level at which a target award may be earned. The Organization and Compensation Committee decides the target award based on the employee’s level of responsibility and other factors. The target award, designated as a percentage of base salary, is based on achieving 100% of the performance goals established by the Organization and Compensation Committee for the performance period. The Organization and Compensation Committee also decides any minimum performance level below which no cash award would be paid. The maximum amount that may be granted to a covered employee as a final award with respect to one or more performance cash awards during any calendar year is $10,000,000.

As soon as practicable following the completion of the performance period, the Organization and Compensation Committee determines the extent to which the participant achieved the performance goals and the amount of compensation to be awarded as a final award by applying the applicable performance formula against the accomplishment of the related performance goals. The Organization and Compensation Committee may, in its sole discretion, reduce the amount of any final award to any participant or increase the amount of any final award to any participant who is not a covered employee. In making such adjustments, the Organization and Compensation Committee shall take into account the extent to which the performance goals were achieved, individual performance, and such other factors as the Organization and Compensation Committee may deem relevant, such as a change in circumstances or unforeseen events during the performance period.

Additional Information

Under the Incentive Plan, in the event of a merger, consolidation, reorganization, stock split, stock dividend or other event affecting our common stock, such adjustments as may be necessary (as determined by the Organization and Compensation Committee) to reflect such change will be made to prevent dilution or enlargement of the rights with respect to the overall limit, the option limit, the annual and aggregate stock right limits, the number of shares of common stock covered by each outstanding award, any other references in the Incentive Plan to a number of shares and the price per share in respect thereof.

Conditions

Unless otherwise determined by the Organization and Compensation Committee, an individual’s rights under the Incentive Plan may not be assigned or transferred (except in the event of death). An individual’s rights under the Incentive Plan are subject to forfeiture for competitive activity or activity that is not in our best interest.

Funding

All administrative expenses of the Incentive Plan will be paid for by the company and its participating subsidiaries.

Amendment and Termination of Plan

Unless terminated earlier by the Board of Directors, the Incentive Plan will terminate on May 11, 2014. The Board of Directors may at any time terminate, modify or amend the Incentive Plan; provided, however, that the Board may not, without the approval of the stockholders, (1) increase the overall limit, the option limit, the performance cash limit or the annual and aggregate limits applicable to stock rights, restricted stock, restricted stock units and other stock-based awards, (2) extend the term of the plan, (3) permit a member of the Organization and Compensation Committee to participate, or (4) decrease the grant price of any outstanding option or stock appreciation right. Also, the Organization and Compensation Committee may not, without shareholder approval, grant substitute awards to replace outstanding options with a higher grant price than the substitute awards.

The Incentive Plan provides for acceleration of vesting and distribution of some plan awards in the event of a change of control of the company.

Other Information

Since it is within the discretion of the Organization and Compensation Committee to determine which employees will receive grants under the Incentive Plan and the type and amount thereof, these matters cannot be specified at present. While nearly all of the approximately 14,000 salaried employees of Visteon and its subsidiaries are eligible under the literal terms of the Incentive Plan to receive grants under the plan, it is presently contemplated (and has been the Organization and Compensation Committee’s practice in the past) that grants of stock options and stock appreciation rights, and to a lesser extent if at all, grants of restricted stock and restricted stock units, would be made primarily to senior and middle managers, including the Named Executives, which currently includes approximately 125 employees. For stock option, stock appreciation rights and restricted stock unit grants as well as other benefits awarded to our Named Executives in 2007 under our Incentive Plan see “Executive Compensation” beginning on page 12.

On March 17, 2008, the New York Stock Exchange reported a closing price of $3.33 for our common stock.

The Board of Directors recommends that you vote FOR the approval of the amendments to the Visteon Corporation 2004 Incentive Plan.

ITEM 4. CONSIDERATION OF A STOCKHOLDER PROPOSAL RELATING TO
SPECIAL SHAREHOLDER MEETINGS

The next proposal on the agenda for the Annual Meeting will be a stockholder proposal relating to the ability to call special shareholder meetings. In accordance with SEC rules, the text of the stockholder proposal is printed exactly as it was submitted. John Chevedden, 2215 Nelson Avenue, Redondo Beach, California 90278, has informed the company that he intends to present for consideration at the Annual Meeting the following proposal on behalf of Mr. Jack E. Leeds, and has furnished the following statement in support of the proposal:

4 — SPECIAL SHAREHOLDER MEETINGS

RESOLVED, Shareholders ask our board to amend our bylaws and/or any other appropriate governing documents in order that there is no restriction on the shareholder right to call a special meeting, compared to the standard allowed by applicable law on calling a special meeting.

Special meetings allow investors to vote on important matters, such as a takeover offer, that can arise between annual meetings. If shareholders cannot call special meetings, management may become insulated and investor returns may suffer.

Shareholders should have the ability to call a special meeting when they think a matter is sufficiently important to merit expeditious consideration. Shareholder control over timing is especially important regarding a major acquisition or restructuring, when events unfold quickly and issues may become moot by the next annual meeting.

Eighteen (18) proposals on this topic averaged 56%-support in 2007 — including 74%-support at Honeywell (HON) according to RiskMetrics (formerly Institutional Shareholder Services). Fidelity and Vanguard support a shareholder right to call a special meeting.

The merits of this proposal should also be considered in the context of our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

•	The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm, rated our company “High Concern” in executive pay.
•	Our Company will take 3-years to transition to annual election of each director — when the transition could be completed in one-year.
•	This is especially important when we had only three directors standing for election in 2007 and two of these directors received double-digit withhold votes:
Ms. Higgins
Mr. Krapek

•	Our directors also served on boards rated D by The Corporate Library:

1) Ms. Higgins	Barnes & Noble (BKS) Internap Network (INAP)
2) Mr. Gray	JPMorgan (JPM) Dell (PFE)

•	Plus Mr. Gray (who served on our nomination and executive pay committees) was also designated as an “Accelerated Vesting” director by The Corporate Library due to his involvement with a board that sped up stock option vesting in order to avoid recognizing the associated cost.
•	Also Ms. Higgins and Mr. Gray served on 5 boards — Over-commitment concern.

Additionally:

•	We did not have an Independent Chairman or even a Lead Director — Independence concern.

•	We had no shareholder right to:
1) Cumulative voting.
2) Act by written consent.
3) Call a special meeting.
4) A majority vote requirement in the election of our directors.

•	Mr. Taggart owned zero stock even at $5 a share — Commitment concern.

The above concerns show there is room for improvement and reinforces the reason to encourage our board to respond positively to this proposal:

SPECIAL SHAREHOLDER MEETINGS —
Yes on 4

The Board of Directors Recommends that You Vote Against this Proposal for the Reasons Set Forth Below:

Under our By-Laws, a special meeting of stockholders may be called by the Board, the Chairman or the President. The current By-Law provision is an appropriate corporate governance provision for a public company of our size because it allows the directors and senior management, consistent with their fiduciary obligations, to exercise their business judgment to determine when it is in the best interests of stockholders to convene a special meeting.

Calling special meetings of stockholders is not a matter to be taken lightly. For a company with as many stockholders as Visteon, a special meeting of stockholders is a very expensive and time-consuming affair because of the costs in preparing required disclosure documents, printing, mailing and other costs, and the time commitment required of the Board and members of senior management to prepare for and conduct the meeting. This proposal would enable one or more stockholders holding a single share to call one or more special meetings that could impose substantial administrative and financial burdens on the Company and significantly disrupt the conduct of its business. Special meetings of stockholders should be extraordinary events that only occur when either fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. The Board of Directors and our senior management are best positioned to determine whether circumstances warrant a special meeting.

For these Reasons, the Board of Directors Recommends that You Vote AGAINST this Proposal.

OTHER MATTERS

Neither the Company nor its directors intend to bring before the Annual Meeting any matter other than the election of the eight directors, the ratification of the Company’s independent public accounting firm, approval of amendments to the Company’s 2004 Incentive Plan and consideration of a shareholder proposal. Also, they have no present knowledge that any other matter will be presented by others for action at the meeting.

2009 STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals that are intended to be included in the Company’s proxy materials for the 2009 Annual Meeting must be presented pursuant to Securities and Exchange Commission Rule 14a-8 and received by the Corporate Secretary of the Company no later than December 1, 2008.

A stockholder that intends to present business at the 2009 Annual Meeting other than pursuant to Rule 14a-8, which may not be included in the Company’s proxy materials, must comply with the requirements set forth in the Company’s By-Laws. Among other things, a stockholder must give written notice of its intent to bring business before the 2009 Annual Meeting to the Company no later than December 1, 2008. However, if the date for the 2009 Annual Meeting is more than 30 calendar days prior to, or after, May 14, 2009, then such written notice must be received no later than the tenth day following the day on which we announce the annual meeting date to the public. This written notice must contain specified information as set forth in the Company’s By-Laws.

You may recommend any person to be a director by writing to the Corporate Secretary of the Company. The deadline for submitting written notice nominating a director is the same as that set forth above for other matters proposed to be presented at the 2009 Annual Meeting. This notice also must include, among other things, the name, age, address, occupations and stockholdings of the proposed nominee.

To the extent permitted, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination.

MISCELLANEOUS

The Company has adopted a code of business conduct and ethics entitled, “Ethics and Integrity Policy”, which is applicable to the directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. A copy of the ethics policy, as well as the Corporate Governance Guidelines and charters of all standing Board committees, are available on our website at www.visteon.com, by contacting our Shareholder Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (877) 367-6092; or via email at vcstock@visteon.com.

Visteon’s 2007 Annual Report to Stockholders, including its Annual Report on Form 10-K for the year ended December 31, 2007 (and consolidated financial statements), is being made available to you with this Proxy Statement. Stockholders may obtain, at no charge, an additional copy of our Annual Report on Form 10-K for the year ended December 31, 2007, including exhibits thereto, by contacting our Shareholder Relations department in writing at One Village Center Drive, Van Buren Township, MI 48111; by phone (877) 367-6092; or via email at vcstock@visteon.com. Our periodic and current reports, including our Annual Report on Form 10-K, and any amendments thereto, are also available through our internet website at www.visteon.com/investors.

The SEC has adopted rules that allow us to send in a single envelope our Notice of Internet Availability of Proxy Materials or a single copy of our proxy solicitation and other required annual meeting materials to two or more stockholders sharing the same address. We may do this only if the stockholders at that address share the same last name or if we reasonably believe that the stockholders are members of the same family. If we are sending a Notice, the envelope must contain a separate Notice for each stockholder at the shared address. Each Notice must also contain a unique control number that each stockholder will use to gain access to our proxy materials and vote online. If we are mailing a paper copy of our proxy materials, the rules require us to send each stockholder at the shared address a separate proxy card.

We believe this rule is beneficial to both our stockholders and to us. Our printing and postage costs are lowered anytime we eliminate duplicate mailings to the same household. However, stockholders at a shared address may revoke their consent to the householding program and receive their Notice in a separate envelope, or, if they have elected to receive a full copy of our proxy materials in the mail, receive a separate copy of these materials. If you have elected to receive paper copies of our proxy materials and want to receive a separate copy of these materials, please call Broadridge at (800) 542-1061. If you consented to the householding program and wish to revoke your consent for future years, simply call, toll free, (800) 542-1061, or write to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If I received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you probably have multiple accounts with us and/or brokers, banks or other nominees. You should vote all of the shares represented by these Notices/proxy cards. Certain brokers, banks and nominees have procedures in place to discontinue duplicate mailings upon a stockholder’s request. You should contact your broker, bank or nominee for more information. Additionally, our transfer agent, BNY Mellon Shareowner Services, can assist you if you want to consolidate multiple registered accounts existing in your name. To contact our transfer agent, write to BNY Mellon Shareowner Services, 480 Washington Blvd., Jersey City, NJ 07310-1900, or call (866) 881-5962.

APPENDIX A
Visteon Director Independence Guidelines

A director will be deemed “independent,” and to have no direct or indirect material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company), if he/she meets all of the following criteria:

1. Has not been an employee of Visteon or its subsidiaries within the last three years.

2. Is not currently a partner or employee of Visteon’s internal or external auditor or a former partner or employee of Visteon’s internal or external auditor or was within the last three years (but is no longer) a partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within that time.

3. Has not been employed by a company in which, concurrently with such employment, an executive officer of Visteon served on the compensation committee of such company within the last three years.

4. Has not received more than $100,000 per year in direct compensation from Visteon or its subsidiaries within the last three years, other than director or committee fees and pensions or other forms of deferred compensation for prior service (and not contingent on continued service).

5. Is not currently an executive officer or employee of a company that, within the past three years, has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year.

6. Has no immediate family member (1) who (i) has been employed by Visteon as an officer, (ii) is a current partner of Visteon’s internal or external auditor or a current employee of Visteon’s internal or external auditor who participates in the audit, assurance or tax compliance (but not tax planning) practice, (iii) is a former partner or employee of Visteon’s internal or external auditor who personally worked on Visteon’s audit within the last three years, (iv) has been employed as a an officer of another company where a Visteon executive officer served on the compensation committee of that company within the last three years, (v) received more than $100,000 per year in direct compensation from Visteon or its subsidiaries other than pensions or other forms of deferred compensation for prior service (and not contingent on continued service), or (vi) is currently an officer of a company that has made payments to, or received payments from, Visteon or its subsidiaries for property or services in an amount which, during any twelve month period, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues for such year, in each case, within the last three years.

7. Is not currently an executive officer of a tax-exempt organization that has received, within the preceding three years, contributions from Visteon or its subsidiaries in any single fiscal year in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues for such year.

8. Does not have any other relationships with the Company or with members of senior management that the Board determines to be material.

March 9, 2005

(1) A director’s immediate family shall include his or her spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than domestic employees) who shares such director’s home.

A-1

APPENDIX B
Visteon Corporation

2004 INCENTIVE PLAN

(as proposed to be amended)

Section 1. PURPOSE AND DEFINITIONS

(a) Purpose.  This Plan, known as the “Visteon Corporation 2004 Incentive Plan”, is intended to provide an incentive to certain employees and certain non-employees who provide services to Visteon Corporation and its subsidiaries, in order to encourage them to remain in the employ of the Company and its subsidiaries and to increase their interest in the Company’s success. It is intended that this purpose be effected through awards or grants of stock options and various other rights with respect to shares of the Company’s common stock, and through performance cash awards, as provided herein, to such eligible employees.

(b) Definitions.  The following terms shall have the following respective meanings unless the context requires otherwise:

(1) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(2) The term “Beneficial Owner” shall mean beneficial owner as set forth in Rule 13d-3 under the Exchange Act.

(3) The term “Board” shall mean the Board of Directors of Visteon Corporation.

(4) The term “Change in Control” shall mean the occurrence of any one of the following:

(A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (C) below;

(B) within any twelve (12) month period, the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended;

(C) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of the combined voting power of the Company’s then outstanding securities;

(D) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of more than 50% of the Company’s assets, other than a sale or disposition by the Company of more than 50% of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(E) any other event that the Board, in its sole discretion, determines to be a Change in Control for purposes of this Plan.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(5) The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

(6) The term “Committee” shall mean the committee appointed pursuant to Section 2 to administer the Plan.

(7) The term “Company” shall mean Visteon Corporation.

(8) The term “Covered Executive” shall mean the Chief Executive Officer and the other four highest compensated officers of the Company or any Subsidiary at year-end whose compensation is required to be reported in the Summary Compensation Table of the Company’s Proxy Statement.

(9) The term “Employee” shall mean an employee of the Company or any Subsidiary. The term “Employee” shall also be deemed to include any person who is an employee of any joint venture corporation or partnership, or comparable entity, in which the Company or Subsidiary has a substantial equity interest, provided such person was an employee of the Company or Subsidiary immediately prior to becoming employed by such entity, and designated non-employees who provide services to the Company or a Subsidiary.

(10) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

(11) The term “Fair Market Value” shall mean the average of the highest and lowest sale prices at which a share of Stock shall have been sold regular way on the New York Stock Exchange on the date of grant of any Option or Stock Appreciation Right or other relevant valuation date. In the event that any Option or Stock Appreciation Right shall be granted, or other relevant valuation date shall occur, on a date on which there were no such sales of Stock on the New York Stock Exchange, the Fair Market Value of a share of Stock shall be deemed to be the average of the highest and lowest sale prices on the next preceding day on which there were such sales.

(12) The term “Final Award” shall mean the amount of compensation to be awarded finally to the Participant who holds a Performance Cash Right pursuant to Section 3, the number of shares of Stock to be awarded finally to the Participant who holds a Performance Stock Right pursuant to Section 5, the number of shares of Restricted Stock to be retained by the Participant who holds Restricted Stock pursuant to Section 6, or the number of shares of Stock or the amount of compensation to be awarded finally to a Participant who holds Restricted Stock Units pursuant to Section 6, in each case as determined by the Committee taking into account the extent to which the Performance Goals have been satisfied.

(13) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 7 and such other terms and conditions as may be prescribed by the Committee. An Option may be either an “incentive stock option”, as such term is defined in the Code, or shall otherwise be designated as an option entitled to favorable treatment under the Code (“ISO”) or a “nonqualified stock option” (“NQO”). ISOs and NQOs are individually called an “Option” and collectively called “Options”.

(14) The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 8.

(15) The term “Participant” shall mean an Employee who has been designated for participation in the Plan.

(16) The term “Performance Cash Right” shall mean the right to receive, pursuant to Section 3, a cash payment as described in the Participant’s award agreement, taking into account the Target Award and the Performance Formula, upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.

(17) The term “Performance Goals” shall mean, with respect to any Performance Cash Right, Performance Stock Right, performance-based Restricted Stock or performance-based Restricted Stock Unit granted to a Participant who is a Covered Executive, a performance measure that is based upon one or more of the following objective business criteria established by the Committee with respect to the Company and/or any Subsidiary, division, business unit or component thereof: asset charge, asset turnover, return on sales, capacity utilization, capital employed in the business, capital spending, cash flow, cost structure improvements, complexity reductions, customer loyalty, diversity, earnings growth, earnings per share, economic value added, environmental health and/or safety, facilities and tooling spending, hours per component, increase in customer base, inventory turnover, market price appreciation, market share, net cash balance, net income, net income margin, net operating cash flow, operating profit margin, order to delivery time, plant capacity, process time, profits before tax, quality, customer satisfaction, return on assets, return on capital, return on equity, return on net operating assets, return on sales, revenue growth, safety, sales margin, sales volume, total stockholder return, production per employee, warranty performance to budget, variable margin and working capital. With respect to any Right granted to a Participant who is not a Covered Executive, performance goals may be based on one or more of the business criteria described above or any other criteria based on individual, business unit, group or Company performance selected by the Committee. The Performance Goals may be expressed in absolute terms or relate to the performance of other companies or to an index.

(18) The term “Performance Formula” shall mean a formula to be applied in relation to the Performance Goals in determining the amount of cash earned under a Performance Cash Right granted pursuant to Section 3, the number of shares of Stock earned under a Performance Stock Right granted pursuant to Section 5, performance-based Restricted Stock granted pursuant to Section 6, or the amount of cash or shares of Stock earned under performance-based Restricted Stock Units granted pursuant to Section 6, in each case expressed as a percentage of the Target Award.

(19) The term “Performance Period” shall mean the period of time for which performance with respect to one or more Performance Goals with respect to any Performance Cash Right, Performance Stock Right, Restricted Stock or Restricted Stock Unit award is to be measured, with such period commencing not earlier than 90 days prior to the date of grant of such Right.

(20) The term “Performance Stock Right” shall mean the right to receive, pursuant to Section 5 and without payment to the Company, up to the number of shares of Stock described in the Participant’s award agreement upon the attainment of one or more specified Performance Goals, subject to the terms and provisions of the award agreement and the Plan.

(21) The term “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (A) the Company or any of its subsidiaries, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company.

(22) The term “Plan” shall mean this Visteon Corporation 2004 Incentive Plan (formerly known as the Visteon Corporation 2000 Incentive Plan) as the same may be amended and in effect from time to time.

(23) The term “Plan Awards” shall mean awards of cash or grants of Performance Stock Rights, Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights and various other rights with respect to shares of Stock.

(24) The term “Restricted Stock” means Stock issued to a Participant pursuant to Section 6 that is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.

(25) The term “Restricted Stock Unit” means an award granted pursuant to Section 6 consisting of a unit credited to a hypothetical account, valued based on the Fair Market Value of Visteon Stock, and is subject to forfeiture if one or more specified Performance Goals or minimum periods of service are not attained.

(26) The term “Right” shall mean a Performance Cash Right, Performance Stock Right, a Restricted Stock award, or a Restricted Stock Unit, as required by the context.

(27) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 7, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

(28) The term “Subsidiary” shall mean (A) any corporation a majority of the voting stock of which is owned directly or indirectly by the Company or (B) any limited liability company a majority of the membership interest of which is owned, directly or indirectly, by the Company.

(29) The term “Stock” shall mean shares of the Company’s common stock, par value $1.00 per share.

(30) The term “Target Award” shall mean the amount of compensation to be earned by a Participant under a Performance Cash Right or the number of shares of Stock, subject to adjustment pursuant to Section 13, to be earned by a Participant under a Performance Stock Right, if all of the Performance Goals with respect to such Right are achieved.

Section 2. ADMINISTRATION

(a) Committee.  The Plan shall be administered by the Organization & Compensation Committee of the Board consisting of not less than two (2) members of the Board who meet the “outside” director requirements of Section 162(m) of the Code and the “non-employee director” requirements of Rule 16b-3(b)(3) of the Exchange Act, or by any other committee appointed by the Board, provided the members of such committee meet such requirements. The Committee shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Committee is authorized, subject to the provisions of the Plan, from time to time, to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan, and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Committee’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any qualified performance based award to cease to qualify for exemption under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

(b) Delegation of Authority.  The Committee may delegate any or all of its powers and duties under the Plan, including, but not limited to, its authority to make awards under the Plan or to grant waivers pursuant to Section 10, to one or more other committees (including a committee consisting of two or more corporate officers) as it shall appoint, pursuant to such conditions or limitations as the Committee may establish; provided, however, that the Committee shall not delegate its authority to (1) act on matters affecting any Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act, or the liability provisions of Section 16(b) of the Exchange Act (any such Participant being called a “Section 16 Person”) or (2) amend or modify the Plan pursuant to the provisions of Section 16(b). To the extent of any such delegation, the term “Committee” when used herein shall mean and include any such delegate.

(c) Eligibility of Committee Members.  No person while a member of the Committee or any other committee of the Board administering the Plan shall be eligible to hold or receive a Plan Award.

Section 3. PERFORMANCE CASH RIGHTS

(a) Grant of Performance Cash Rights.  The Committee, at any time and from time to time while the Plan is in effect, may grant or authorize the granting of Performance Cash Rights to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select and in such amount as it shall designate, subject to the provisions of this Section 3.

(b) Maximum Awards.  The maximum amount granted to a Covered Executive as a Final Award with respect to all Performance Cash Rights granted during a calendar year shall be $10 million.

(c) Terms and Provisions of Performance Cash Rights.  Prior to the grant of any Performance Cash Right, the Committee shall determine the terms and provisions of such Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the amount of compensation earned under such Right as a percentage of the Target Award; (3) the Performance Period, and (4) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement or notification in such form as the Committee may determine.

(d) Final Awards.  As soon as practicable following the completion of the Performance Period relating to any Performance Cash Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Performance Goals have been achieved and the amount of compensation to be awarded as a Final Award to the Participant who holds such Right. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(e) Following the determination of each Final Award, unless the Participant has elected to defer all or a portion of the Final Award in accordance with the procedures set forth in the Visteon Corporation Deferred Compensation Plan, the Final Award will be payable to the Participant in cash.

Section 4. STOCK AVAILABLE FOR PLAN AWARDS

(a) Stock Subject to Plan.  The Stock that may be issued under the Plan may be either authorized and unissued or held in the treasury of the Company. The maximum number of shares of Stock that may be issued with respect to Plan Awards, subject to adjustment in accordance with the provisions of Section 13, shall be 21,800,000. Notwithstanding the foregoing, (1) the aggregate number of shares that may be issued upon exercise of ISOs shall not exceed 10,280,000 shares, subject to adjustment in accordance with the provisions of Section 13; (2) the maximum number of shares subject to Options, with or without any related Stock Appreciation Rights, or Stock Appreciation Rights (not related to Options) that may be granted pursuant to Section 7 to any Covered Executive during any calendar year prior to 2004 shall be 500,000, and for calendar years after 2003 shall be 1,000,000, subject to adjustment in accordance with the provisions of Section 13; and (3) the maximum number of shares of Stock that may be issued pursuant to such Performance Stock Rights and performance-based Restricted Stock Awards when combined with the number of performance-based Restricted Stock Units granted pursuant to Section 6 (whether such Restricted Stock Units are settled in cash or in Stock), to any Covered Executive during any calendar year prior to 2004 shall be 500,000 shares, and for calendar years after 2003 shall be 1 million shares and/or units, subject to adjustment in accordance with the provisions of Section 13.

(b) Computation of Stock Available for Plan Awards.  For the purpose of computing the total number of shares of Stock remaining available for Plan Awards at any time while the Plan is in effect, and for the purpose of determining the maximum number of shares of Stock that remain available to be issued with respect to Performance Stock Rights, Restricted Stock Awards, Restricted Stock Units, and Other Stock-Based Awards under clause (3) of subsection (a) there shall be debited against the total number of shares determined to be available pursuant to subsections (a) and (c) of this Section 4, (1) the maximum number of shares of Stock subject to issuance upon exercise of Options or Stock Appreciation Rights granted under this Plan, (2) the maximum number of shares of Stock issued or issuable under Performance Stock Rights, Restricted Stock Awards and Restricted Stock Units granted under this Plan, and (3) the number of shares of Stock related to Other Stock-Based Awards granted under this Plan, as determined by the Committee in each case as of the dates on which such Plan Awards were granted, provided, however, that a Restricted Stock Unit or Other Stock-Based Award that is or may be settled only in cash shall not be counted against any of the share limits under this Section 4, except as required by Section 162(m) of the Code to preserve the status of an award as “performance-based compensation” as set forth under clause (4) of subsection (a) above.

(c) Terminated, Expired or Forfeited Plan Awards.  The shares involved in the unexercised, undistributed or unvested portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards. Any shares of Stock made available for Plan Awards pursuant to this subsection (c) shall be in addition to the shares available pursuant to subsection (a) of this Section 4. Notwithstanding the foregoing, in the event any Option or Stock Appreciation Right granted to a Covered Executive is canceled, the number of shares of Stock subject to such canceled Option or Stock Appreciation Right shall continue to count against the individual limit specified in subsection (a), in accordance with the requirements of Code Section 162(m).

Section 5. PERFORMANCE STOCK RIGHTS

(a) Grant of Performance Stock Rights.  The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Performance Stock Rights to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select and for such numbers of shares as it shall designate, subject to the provisions of this Section 5 and Section 4.

(b) Terms and Provisions of Performance Stock Rights.  Prior to the grant of any Performance Stock Right, the Committee shall determine the terms and provisions of each Right, including, without limitation (1) the Target Award; (2) one or more Performance Goals to be used to measure performance under such Right, and the Performance Formula to be applied against the Performance Goals in determining the number of shares of Stock earned under such Right as a percentage of the Target Award; (3) the Performance Period; (4) the period of time, if any, during which the disposition of shares of Stock issuable under such Right shall be restricted as provided in subsection (a) of Section 11, provided, however, that the Committee may establish restrictions applicable to any Right at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (5) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals, Performance Formula and Target Award and otherwise modify the terms and provisions of a Right granted to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each Right shall be evidenced by an award agreement or notification in such form as the Committee may determine.

(c) Dividend Equivalents on Rights.  If the Committee shall determine, each Participant to whom a Right is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the Performance Period relating to such Right, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the related Target Award (as adjusted pursuant to Section 13). Any such payment may be made at the same time as a dividend is paid or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”.

(d)	Final Awards.

(1) As soon as practicable following the completion of the Performance Period relating to any Performance Stock Right, but not later than 12 months following such completion, the Committee shall determine the extent to which the Participant achieved the Performance Goals and the number of shares of Stock to be awarded as a Final Award to the Participant who holds such Right. Each Final Award shall represent only full shares of Stock, and any fractional share that would otherwise result from such Final Award calculation shall be disregarded. In making such determination, the Committee shall apply the applicable Performance Formula for the Participant for the Performance Period against the accomplishment of the related Performance Goals. The Committee may, in its sole discretion, reduce the amount of any Final Award that otherwise would be awarded to any Participant for any Performance Period. In addition, the Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive. Any such determination shall take into account (A) the extent to which the Performance Goals provided in such Right was, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Right. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(2) Following the determination of each Final Award, the Company shall issue or cause to be issued certificates for the number of shares of Stock representing such Final Award, registered in the name of the Participant who received such Final Award. Such Participant shall thereupon become the holder of record of the number of shares of Stock evidenced by such certificates, entitled to dividends, voting rights and other rights of a holder thereof, subject to the terms and provisions of the Plan, including, without limitation, the provisions of this subsection (d) and Sections 10, 11 and 13. The Committee may require that such certificates bear such restrictive legend as the Committee may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Committee may specify. If the Committee has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Performance Stock Right pursuant to subsection (c) of this Section 5, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents. Notwithstanding the foregoing, the Committee, in its sole discretion, may permit a Participant to defer receipt of a Final Award and to instead receive stock units under the Visteon Corporation Deferred Compensation Plan that represent hypothetical shares of Stock of the Company, or such other deemed investment made available by the Committee for this purpose. Any such election, if permitted by the Committee, must be made at such time and in such form as prescribed by the Committee, and is subject to such other terms and conditions as the Committee, in its sole discretion, may prescribe.

(3) Notwithstanding the provisions of this subsection (d) or any other provision of the Plan, the Committee may specify that a Participant’s Final Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Committee) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with subsection (d) (such rights being called “Stock Equivalents”). Subject to the provisions of Section 13 and the other terms and provisions of the Plan, if the Committee shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to subsection (d) covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents representing any Final Award may, at the option of the Committee, be converted into an equivalent number of shares of Stock or, upon the expiration of any restriction period imposed on such Stock Equivalents, into cash, under such circumstances and in such manner as the Committee may determine.

Section 6. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock.  The Committee, at any time and from time to time while the Plan is in effect, may grant, or authorize the granting of, Restricted Stock to such officers of the Company and any Subsidiary, and other Employees, whether or not members of the Board, as it may select. In lieu of, or in addition to, such Restricted Stock, the Committee may grant, or authorize the granting of, awards denominated in the form of Restricted Stock Units to such eligible Employees.

(b) Terms and Provisions of Restricted Stock and Restricted Stock Units.  Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Restricted Stock or Restricted Stock Units shall be granted and the number of shares of Restricted Stock or the number of Restricted Stock Units to be granted (subject to the provisions of Section 4). Prior to the grant of any Restricted Stock or Restricted Stock Units, the Committee shall determine such time-based or performance-based restrictions as the Committee shall deem appropriate, and all other terms and conditions of such Restricted Stock and Restricted Stock Units, including, without limitation (1) the number of shares of Restricted Stock or Restricted Stock Units to be issued; (2) in the case of time-based Restricted Stock or Restricted Stock Units, the minimum period of service required for the Participant to receive a Final Award; (3) in the case of performance-based Restricted Stock or performance-based Restricted Stock Units, one or more Performance Goals to be used to measure performance with respect to such Restricted Stock or Restricted Stock Units; (4) the Performance Period applicable to any such performance-based award; (5) whether Final Awards pursuant to such Restricted Stock Units shall be payable in Stock, cash or otherwise; (6) the period of time, if any, during which the disposition of the Restricted Stock or Final Award pursuant to a Restricted Stock Unit is restricted as provided in subsection (a) of Section 10, provided, however, that the Committee may establish restrictions applicable to Restricted Stock or Restricted Stock Units at the time of or at any time prior to the granting of the related Final Award rather than at the time of granting such Right; and (7) the effect of the Participant’s termination of employment, death or disability. Within 90 days of commencement of a Performance Period, the Committee may establish a minimum threshold objective for any Performance Goal for such Performance Period which, if not met, would result in no Final Award being made to any Participant with respect to such Performance Goal for such Performance Period. During and after the Performance Period, but prior to the Committee’s final determination of the Participant’s Final Award as provided in subsection (d), the Committee may adjust the Performance Goals and otherwise modify the terms and provisions of the Restricted Stock grant or Restricted Stock Unit to a Participant who is not a Covered Executive, subject to the terms and conditions of the Plan. Each grant of Restricted Stock or Restricted Stock Units shall be evidenced by an award agreement or notification in such form as the Committee may determine.

(c)	Dividend and Dividend Equivalents.

(1) During any period that Restricted Stock has been issued to the Participant and remains outstanding, the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Stock and such distribution occurs when the restrictions applicable to such shares are still in effect, such shares shall be subject to the same restrictions as the Restricted Stock with respect to which they were paid.

(2) If the committee shall determine, each Participant to whom a Restricted Stock Unit is granted and remains outstanding shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends as if, on each record date during the minimum period of service or the Performance Period related to the Restricted Stock Unit, such Participant had been the holder of record of a number of shares of Stock equal to 100% of the Restricted Stock Units (as adjusted pursuant to Section 13). Any such payment may be made at the same time as a dividend is paid, or may be deferred until the date that a Final Award is determined, as determined by the Committee in its sole discretion. Such cash payments are hereinafter called “dividend equivalents.”

(d) Voting Rights.  Subject to the restrictions established by the Committee pursuant to the Plan, Participants shall be entitled to vote Restricted Shares granted under this Section 6, unless and until such shares are forfeited pursuant to subsection (e) below. Participants shall have no voting rights with respect to Restricted Stock Units.

(e) Final Awards.  As soon as practicable following the completion of the Performance Period relating to any Restricted Stock or Restricted Stock Unit, but not later than 12 months following such completion, the Committee shall determine (1) the extent to which the Participant achieved the minimum period of service, with respect to time-based awards, or the applicable Performance Goals, with respect to performance-based awards, (2) the number of shares of Restricted Stock to be retained as a Final Award by the Participant who holds such Restricted Stock, (3) the number of shares of Restricted Stock to be forfeited by such Participant, (4) the number of shares of Stock or amount of other compensation to be issued as a Final Award to the Participant who holds Restricted Stock Units, and (5) the number of Restricted Stock Units to be forfeited by such Participant. Each Final Award shall represent only full shares of Stock and any fractional share that would otherwise result from such Final Award calculation shall be forfeited. In making such determination, the Committee shall apply the applicable minimum period of service or Performance Goals that the Committee had established. The Committee may, in its sole discretion, increase the amount of any Final Award that otherwise would be awarded to any Participant who is not a Covered Executive by determining that the Participant should be allowed to retain some or all of the Restricted Stock that would otherwise be forfeited, or should receive Stock or other consideration for Restricted Stock Units that would otherwise be forfeited, notwithstanding the fact that the minimum period of service or Performance Goals were not satisfied in full. Any such determination shall take into account (A) the extent to which the Performance Goals that relate to such Restricted Stock or Restricted Stock Units were, in the Committee’s sole opinion, achieved, (B) the individual performance of such Participant during the related period of service or Performance Period and (C) such other factors as the Committee may deem relevant, including, without limitation, any change in circumstances or unforeseen events, relating to the Company, the economy or otherwise, since the date of grant of such Restricted Stock. The Committee shall notify such Participant of such Participant’s Final Award as soon as practicable following such determination.

(f) Election of Deferred Stock Units.  The Committee, in its sole discretion, may permit a Participant to defer or otherwise exchange receipt of a Final Award relating to Restricted Stock or Restricted Stock Units and to instead receive stock units under the Visteon Corporation Deferred Compensation Plan that represent hypothetical shares of Stock of the Company, or such other deemed investment made available by the Committee for this purpose. Any such election, if permitted by the Committee, must be made at such time and in such form as prescribed by the Committee. If the Committee so permits and a Participant makes an appropriate election, the Participant’s right to receive a benefit from the Visteon Corporation Deferred Compensation Plan based on such stock units is contingent upon attainment of the applicable minimum period of service or Performance Goals and such other terms and conditions as the Committee, in its sole discretion, may prescribe.

Section 7. OPTIONS AND STOCK APPRECIATION RIGHTS

(a)	Grant of Options.

(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Options to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 7 and Section 4. Each Option granted pursuant to the Plan shall be designated at the time of grant as either an ISO or an NQO.

(2) The date on which an Option shall be granted shall be the date of authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized. Any individual may hold more than one Option.

(b) Price.  In the case of each Option granted under the Plan the option price shall be the Fair Market Value of Stock on the date of grant of such Option; provided, however, that the Committee may in its discretion fix an option price in excess of the Fair Market Value of Stock on such date.

(c)	Grant of Stock Appreciation Rights.

(1) The Committee, at any time and from time to time while the Plan is in effect, may authorize the granting of Stock Appreciation Rights to such officers of the Company and any Subsidiary and other Employees, whether or not members of the Board, as it may select, and for such numbers of shares as it shall designate, subject to the provisions of this Section 7 and Section 4. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Committee. If the Stock Appreciation Right is granted independently of an Option, the grant price of such right shall be the Fair Market Value of Stock on the date of grant; provided, however, that the Committee may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date.

(2) Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a share of Stock on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Committee in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares which may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(d)	Terms and Conditions.

(1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions as shall be determined pursuant to the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right granted prior to 2004 shall be exercised beyond ten years from the date of grant, no Option or Stock Appreciation Right granted after 2003 but prior to 2006 shall be exercised beyond five years from the date of grant, and no Option or Stock Appreciation Right granted after 2005 shall be exercised beyond seven years from the date of grant.

(2) The Committee may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Committee from time to time.

(3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

(4) If any fractional share of Stock would otherwise be payable to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.

(e) Award Agreement.  Each Option and Stock Appreciation Right shall be evidenced by an award agreement or notification in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.

(f)	Payment for Option Shares.

(1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made, either in full or, if the Committee shall so determine and at the election of the Participant, in installments, in such manner as is provided in the applicable award agreement.

(2) Subject to applicable law and/or accounting expense implications, the consideration to be paid for shares of Stock purchased upon exercise of an Option granted hereunder shall be determined by the Committee, which, in addition to any other types of consideration the Committee may so determine, may include the acceptance of the following: (i) cash, (ii) the delivery or surrender of shares of Stock (including the withholding of Stock otherwise deliverable upon exercise of the Option), (iii) a “cashless” sale and remittance procedure executed through a broker-dealer, or (iv) any combination of the foregoing methods of payment. Any such shares of Stock so delivered or surrendered shall be valued at their Fair Market Value on the date of such exercise. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required.

Section 8. STOCK AND OTHER STOCK-BASED AWARDS

(a) Grants of Other Stock-Based Awards.  The Committee, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such officers of the Company and its Subsidiaries and other Employees, whether or not members of the Board, as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to, or otherwise based on, Stock, may include, but are not limited to, awards of restricted Stock (in addition to or in lieu of Restricted Stock under Section 6) or Plan Awards denominated in the form of “stock units” (in addition to or in lieu of Restricted Stock Units under Section 6), grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 7. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company, including a plan of any acquired entity.

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Committee shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 4) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be payable or paid in cash, Stock or otherwise.

(c) Consideration for Other Stock-Based Awards.  In the discretion of the Committee, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

Section 9. CASH AWARDS TO EMPLOYEES OF FOREIGN SUBSIDIARIES OR BRANCHES OR JOINT VENTURES

In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who are employed outside of the United States of America, the Committee may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the Participant receive cash, in such amount as the Committee may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Committee may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 9 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

Section 10. PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

(a) Effect of Competitive Activity.  Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock or cash covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock, cash or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have (1) made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company or any Subsidiary with respect to any matter that shall have been handled by him or her or under his or her supervision while he or she was in the employ of the Company or of any Subsidiary, and (2) refrained from engaging in any activity that is directly or indirectly in competition with any activity of the Company or any Subsidiary.

(b) Nonfulfillment of Competitive Activity Conditions: Waivers Under the Plan. In the event of a Participant’s nonfulfillment of any condition set forth in subsection (a) of this Section 10, such Participant’s rights under any Plan Award shall be forfeited and cancelled forthwith; provided, however, that the nonfulfillment of such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived in the following manner:

(1) with respect to any such Participant who at any time shall have been a Section 16 Person, such waiver may be granted by the Committee upon its determination that in its sole judgment there shall not have been and will not be any substantial adverse effect upon the Company or any Subsidiary by reason of the nonfulfillment of such condition; and

(2) with respect to any other such Participant, such waiver may be granted by the Committee (or any delegate thereof) upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

(c) Effect of Detrimental Conduct.  Anything contained in the Plan to the contrary notwithstanding, all rights of a Participant under any Plan Award shall cease on and as of the date on which it has been determined by the Committee that such Participant at any time (whether before or subsequent to termination of such Participant’s employment) acted in a manner detrimental to the best interests of the Company or any Subsidiary.

(d) Tax and Other Withholding.  Prior to any distribution of cash, Stock or Other Stock-Based Awards (including payments under Section 5(c)) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution.  The Committee, in its sole discretion, may substitute a Plan Award (except ISOs) for another Plan Award or Plan Awards of the same or different type; provided, however, that the Committee shall not, without shareholder approval, substitute Options or any other Plan Award for outstanding Options with a higher price than the substitute Option or other Plan Award.

Section 11.	NON-TRANSFERABILITY OF PLAN AWARDS; RESTRICTIONS ON DISPOSITION AND EXERCISE OF PLAN AWARDS

(a) Restrictions on Transfer of Rights or Final Awards.  No Performance Cash Right, Performance Stock Right, Restricted Stock Unit or, until the expiration of any restriction period imposed by the Committee, no shares of Stock acquired under the Plan, shall be transferred, pledged, assigned or otherwise disposed of by a Participant, except as permitted by the Plan, without the consent of the Committee, otherwise than by will or the laws of descent and distribution; provided, however, that the Committee may permit, on such terms as it may deem appropriate, use of Stock included in any Final Award as partial or full payment upon exercise of an Option under the Plan or a stock option under any other stock option plan of the Company prior to the expiration of any restriction period relating to such Final Award.

(b) Restrictions on Transfer of Options or Stock Appreciation Rights.  Unless the Committee determines otherwise, no Option or Stock Appreciation Right shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant the Option or Stock Appreciation Right shall be exercisable only by such Participant or such Participant’s guardian or legal representative; provided, however, that no Option or Stock Appreciation Right shall be transferred for consideration.

(c) Restrictions on Transfer of Certain Other Stock-Based Awards.  Unless the Committee determines otherwise, no Other Stock-Based Award shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, and during the lifetime of a Participant any such Other Stock-Based Award shall be exercisable only by such Participant or such Participant’s guardian or legal representative.

(d) Attachment and Levy.  No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.

Section 12. DESIGNATION OF BENEFICIARIES

Anything contained in the Plan to the contrary notwithstanding, a Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan, subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries and such other limitations as the Committee from time to time may prescribe. A Participant may from time to time revoke or change any such designation of beneficiary. If a Participant designates his spouse as a Beneficiary, such designation automatically shall become null and void on the date of the Participant’s divorce or legal separation from such spouse. Any designation of a beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to receive any Right, Final Award, Restricted Stock, Restricted Stock Unit, Option, Stock Appreciation Right, or Other Stock-Based Award, or if applicable law requires the Company to do so, the Committee may recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone. In the event of the death of any Participant, the term “Participant” as used in the Plan shall thereafter be deemed to refer to the beneficiary designated pursuant to this Section 12 or, if no such designation is in effect, the executor or administrator of the estate of such Participant, unless the context otherwise requires.

Section 13. MERGER, CONSOLIDATION, STOCK DIVIDENDS, ETC.

(a) Adjustments.  In the event of any merger, consolidation, reorganization, stock split, stock dividend or other event affecting Stock, an appropriate adjustment shall be made in the total number of shares available for Plan Awards and in all other provisions of the Plan that include a reference to a number of shares or units, and in the numbers of shares or units covered by, and other terms and provisions (including but not limited to the grant or exercise price of any Plan Award) of outstanding Plan Awards.

(b) Committee Determinations.  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to a Plan Award.

Section 14. ACCELERATION OF PAYMENT OR MODIFICATION OF PLAN AWARDS

(a) Acceleration and Modification.  The Committee, in the event of the death of a Participant or in any other circumstance, may accelerate distribution of any Plan Award in its entirety or in a reduced amount, in cash or in Stock, or modify any Plan Award, in each case on such basis and in such manner as the Committee may determine in its sole discretion.

(b) Change in Control.  Notwithstanding any other provision of the Plan, unless the Committee determines otherwise at the time of grant, upon the occurrence of a Change in Control, (1) any Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have been completed as of the date of the Change in Control, but that have not yet been paid, shall be paid in accordance with the terms of such Plan Awards, (2) any Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have not been completed as of the date of the Change in Control, and that are not then vested, shall become fully vested if vesting is based solely upon the length of the employment relationship as opposed to the satisfaction of one or more Performance Goals, and (3) any other Plan Awards outstanding as of the date of such Change in Control that relate to Performance Periods that have not been completed as of the date of the Change in Control, and that are not then vested, shall be treated as vested and earned pro rata, as if the Performance Goals for the Target Award associated with a Performance Cash Right or a Performance Stock Right or the Performance Goals with respect to Restricted Stock, Restricted Stock Units or Other Stock Based Awards are attained as of the effective date of the Change in Control, by taking the product of (A) the Target Award (in the case of a Performance Cash Right or a Performance Stock Right) or the number of shares of Restricted Stock, Restricted Stock Units or Other Stock Based Awards granted to the Participant, and (B) a fraction, the numerator of which is the number of full or partial months that have elapsed from the beginning of the Performance Period to the date of the Change in Control and the denominator of which is the total number of months in the original Performance Period; provided, however, that any such Plan Award shall be immediately vested and payable to the Participant to the extent of the foregoing formula, and shall be free of all restrictions and conditions that would otherwise apply to such Plan Award. The foregoing provisions are subject to the terms of any employment contract governing the employment of a Participant to the extent that such contract provides greater rights to the Participant in the event of a Change in Control.

(c) Maximum Payment Limitation.  If any portion of the payments or benefits described in this Plan or under any other agreement with or plan of the Company (in the aggregate, “Total Payments”), would constitute an “excess parachute payment”, then the Total Payments to be made to the Participant shall be reduced such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be one dollar ($1) less than the maximum amount which the Participant may receive without becoming subject to the tax imposed by Section 4999 of the Code or which the Company may pay without loss of deduction under Section 280G(a) of the Code; provided that this Section shall not apply in the case of a Participant who has in effect a valid employment contract providing that the Total Payments to the Participant shall be determined without regard to the maximum amount allowable under Section 280G of the Code. The terms “excess parachute payment” and “parachute payment” shall have the meanings assigned to them in Section 280G of the Code, and such “parachute payments” shall be valued as provided therein. Present value shall be calculated in accordance with Section 280G(d)(4) of the Code. Within forty (40) days following delivery of notice by the Company to the Participant of its belief that there is a payment or benefit due the Participant which will result in an excess parachute payment as defined in Section 280G of the Code, the Participant and the Company, at the Company’s expense, shall obtain the opinion (which need not be unqualified) of nationally recognized tax counsel selected by the Company’s independent auditors and acceptable to the Participant in his sole discretion (which may be regular outside counsel to the Company), which opinion sets forth (A) the amount of the Base Period Income, (B) the amount and present value of Total Payments and (C) the amount and present value of any excess parachute payments determined without regard to the limitations of this Section. As used in this Section, the term “Base Period Income” means an amount equal to the Participant’s “annualized includible compensation for the base period” as defined in Section 280G(d)(1) of the Code. For purposes of such opinion, the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company’s independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code, which determination shall be evidenced in a certificate of such auditors addressed to the Company and the Participant. Such opinion shall be addressed to the Company and the Participant and shall be binding upon the Company and the Participant. If such opinion determines that there would be an excess parachute payment, the payments hereunder that are includible in Total Payments or any other payment or benefit determined by such counsel to be includible in Total Payments shall be reduced or eliminated as specified by the Participant in writing delivered to the Company within thirty days of his receipt of such opinion or, if the Participant fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculations set forth in such opinion there will be no excess parachute payment. If such legal counsel so requests in connection with the opinion required by this Section, the Participant and the Company shall obtain, at the Company’s expense, and the legal counsel may rely on in providing the opinion, the advice of a firm of recognized executive compensation consultants as to the reasonableness of any item of compensation to be received by the Participant. If the provisions of Sections 280G and 4999 of the Code (or any successor provisions) are repealed without succession, then this Section shall be of no further force or effect.

Section 15. RIGHTS AS A STOCKHOLDER

Except with respect to shares of Restricted Stock, a Participant shall not have any rights as a stockholder with respect to any share covered by any Plan Award until such Participant shall have become the holder of record of such share.

Section 16.	TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS

(a) Term.  Unless terminated earlier pursuant to subsection (b), the Plan shall terminate on May 11, 2014.

(b) Amendment, Modification and Termination of Plan.  The Board may, from time to time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Committee to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Committee, and such other amendments as may be necessary or desirable to implement such Plan Awards, or may terminate the Plan or any provision thereof; provided, however, that no such action of the Board, without approval of the stockholders, may (1) increase the total number of shares of Stock with respect to which Plan Awards may be granted under the Plan or the individual limits specified in Section 4(a), (2) increase the total amount that may be paid to an individual with respect to a Performance Cash Award, as specified in Section 3(b), (3) extend the term of the Plan as set forth in paragraph (a) of this Section 16, (4) permit any person while a member of the Committee or any other committee of the Board administering the Plan to be eligible to receive or hold a Plan Award, or (5) permit the Company to decrease the grant price of any outstanding Option or Stock Appreciation Right.

(c) Limitation and Survival.  No amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Plan Award, by the Board or the stockholders of the Company, shall, without the written consent of the affected Participant, adversely affect any outstanding Plan Award. The Committee’s authority to act with respect to any outstanding Plan Award shall survive termination of the Plan.

(d) Amendments for Changes in Law.  Notwithstanding the foregoing provisions, the Board shall have the authority to amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Plan Awards that qualify for beneficial treatment under such rules, without stockholder approval.

Section 17. INDEMNIFICATION AND EXCULPATION

(a) Indemnification.  Each person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation.  Each member of the Board, the Committee, or of any other committee of the Board administering the Plan or any committee appointed by the foregoing committees, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, the Committee, or of any other committee of the Board administering the Plan or of any committee appointed by the foregoing committees, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 18. EXPENSES OF PLAN

The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.

Section 19. FINALITY OF DETERMINATIONS

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board, the Committee or any committee of the Board administering the Plan or any committee appointed by the foregoing committees, shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, the stockholders, the Committee and each of the members thereof, and the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.

Section 20. NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD

(a) No Right to Employment.  Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an Employee or director of the Company or Subsidiary, whether for the duration of any Performance Period, the duration of any vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.

(b) No Right to Award.  No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Having received an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award grant.

Section 21. GOVERNING LAW AND CONSTRUCTION

The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Delaware without regard to the principle of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.

Section 22. SECURITIES AND STOCK EXCHANGE REQUIREMENTS

(a) Restrictions on Resale.  Notwithstanding any other provision of the Plan, no person who acquires Stock pursuant to the Plan may, during any period of time that such person is an affiliate of the Company (within the meaning of the rules and regulations of the Securities Exchange Commission) sell or otherwise transfer such Stock, unless such offer and sale or transfer is made (1) pursuant to an effective registration statement under the Securities Act of 1933 (“1933 Act”), which is current and includes the Stock to be sold, or (2) pursuant to an appropriate exemption from the registration requirements of the 1933 Act, such as that set forth in Rule 144 promulgated pursuant thereto.

(b) Registration, Listing and Qualification of Shares of Common Stock. Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Stock covered by a Plan Award upon any securities exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Plan Award or the purchase or receipt of Stock in connection therewith, no Stock may be purchased, delivered or received pursuant to such Plan Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person receiving or purchasing Stock pursuant to a Plan Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Stock under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation, or requirement.

APPENDIX C
DIRECTIONS TO HOTEL DU PONT

From Philadelphia on I-95 South

1. Take I-95 South through Chester to Wilmington.

2. Follow I-95 South to Delaware Exit 7A marked “52 South Delaware Avenue”.

3. Follow exit road (11th Street) to intersection with Delaware Avenue marked “52 South, Business District”.

4. At the Delaware intersection, bear left, continuing on 11th Street.

5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

From Baltimore on I-95 North

1. Follow I-95 North to Wilmington, take Exit 7 marked “Route 52, Delaware Ave”.

2. From right lane, take Exit 7 onto Adams Street.

3. At the third traffic light on Adams Street, turn right. Follow sign marked “52 South, Business District”.

4. At the intersection of Delaware Avenue, bear left, continuing on 11th Street.

5. Follow 11th Street through four traffic lights. Hotel du Pont is on the right. Valet Parking is available at Hotel entrance. For self-parking, turn left on Orange Street, Car Park is on left.

C-1

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used.

VISTEON CORPORATION
ONE VILLAGE CENTER DRIVE
VAN BUREN TOWNSHIP, MI 48111
If you are a registered stockholder, there are three ways to vote your shares before the meeting:
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 13, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Visteon Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 13, 2008. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Visteon Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VISTN1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VISTEON CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
Vote on Directors					number(s) of the nominee(s) on the line below.
1.
Elect eight directors to the Board of Directors.
Nominees:
01) William H. Gray, III, 02)Steven K. Hamp,
03) Patricia L. Higgins, 04)Michael F. Johnston,
05) Karl J. Krapek, 06) Alex J. Mandl,07) Richard J.
Taggart and 08) James D. Thornton.
		☐	☐	☐

Vote on Proposals						For		Against	Abstain

2.	Ratify the appointment of PricewaterhouseCoopers LLP as Visteon’s independent registered public accounting firm for fiscal year 2008.						☐	☐	☐

3.	Approve amendments to Visteon’s 2004 Incentive Plan.						☐	☐	☐

4.	If presented, consideration of a stockholder proposal regarding the ability of a stockholder to call special meetings.						☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

VISTEON CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	WEDNESDAY, MAY 14, 2008
TIME:	11:00 AM EASTERN DAYLIGHT TIME
LOCATION:	HOTEL DU PONT
11th & MARKET STREETS
WILMINGTON, DELAWARE USA
     We invite you to attend the 2008 Annual Meeting of Stockholders at the Hotel du Pont. At this meeting, you and the other stockholders will be able to vote on the election of directors, ratification of the Company’s independent registered public accounting firm, amendments to the Company’s 2004 Incentive Plan, and a shareholder proposal, together with any other business that may properly come before the meeting. You may vote on these proposals in person or by proxy. If you cannot attend the meeting, we urge you to vote by proxy, so that your shares will be represented and voted at the meeting in accordance with your instructions. See the attached Proxy Statement for details on voting by proxy.
Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting and Proxy Statement, electronic proxy card, Annual Report to Stockholders and related materials are available at www.proxyvote.com.

VISTEON CORPORATION
Proxy solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders
The stockholder hereby appoints William G. Quigley III and Heidi A. Sepanik, or either of them, as proxies with power of substitution, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Visteon Corporation that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on May 14, 2008, at the Hotel Du Pont, and any adjournment or postponement thereof.